                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                ----------------

                             U.S. LABORATORIES INC.
             (Exact name of registrant as specified in its charter)

         Delaware                         8734                  33-0586167
(State of jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization  Classification Code Number)   Identification No.)


                           7895 Convoy Court, Suite 18
                           San Diego, California 92111
                                 (619) 715-5800

        (Address and telephone number of small business issuers principal executive offices)

                    Dickerson Wright, Chief Executive Officer
                             U.S. Laboratories Inc.
                           7895 Convoy Court, Suite 18
                           San Diego, California 92111
                                 (619) 715-5800
           (Name, address, and telephone number of agent for service)

                                   Copies to:

  Evelyn Arkebauer, Esq.                               David B. Stocker, Esq.
  Joseph Lesko, Esq.                                   4745 North Seventh Street
  Foley & Lardner                                      Suite 234
  402 Broadway, Suite 2300                             Phoenix, Arizona 85014
  San Diego, California 92101                          (602) 235-9080
  (619) 234-6655

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule
434, please check the following box. [   ]

                  CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
   Title of each class of        Amount to be     Proposed maximum     Proposed maximum        Amount of
securities to be registered       registered     offering price per   aggregate offering   registration fee
                                                       unit (1)             price(1)
-----------------------------------------------------------------------------------------------------------
Common Stock                    1,380,000(2)            $5.00                $6,900,000             $2,036
-----------------------------------------------------------------------------------------------------------
Common Stock                    1,380,000(2)            $ .01                $   13,800                 (5)
Purchase Warrants
-----------------------------------------------------------------------------------------------------------
Common Stock underlying         1,380,000(2)            $6.50                $8,970,000             $2,646
Common Stock
Purchase Warrants(3)
-----------------------------------------------------------------------------------------------------------
Underwriter's Warrants(4)            120,000            $ .01                $    1,200                 (5)
-----------------------------------------------------------------------------------------------------------
Common Stock underlying              120,000            $ .01                $    1,200             $    1
Underwriter's
Warrants(3)
-----------------------------------------------------------------------------------------------------------
Warrants underlying                  120,000            $ .01                $    1,200                 (5)
Underwriter's Warrants(4)
-----------------------------------------------------------------------------------------------------------
Common Stock underlying              120,000            $ .01                 $   1,200             $    1
Warrants underlying
Underwriter's
Warrants(3)
-----------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                              $4,684
-----------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Assumes the Underwriter's over-allotment option to purchase up to 180,000 additional Units.

(3) Under Rule 416, there are also being registered an indeterminable amount of additional shares of Common Stock as may become issuable under anti-dilution provisions contained in the Warrants and the Underwriter's Warrants. The Registrant will receive no additional consideration upon issuance of these additional securities.

(4) Represents warrants to be issued by the Company to the Underwriter at the time of delivery and acceptance of the Units to be sold by the Company to the public hereunder.

(5)  None, under Rule 457(g).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION DATED OCTOBER   , 1998
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECT. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             U.S. LABORATORIES INC.
                                1,200,000 UNITS

                                                                       [LOGO]
                      1,200,000 SHARES OF COMMON STOCK AND
                REDEEMABLE WARRANTS TO PURCHASE 1,200,000 SHARES
                         OF COMMON STOCK $5.00 PER UNIT

U.S. Laboratories Inc.
7895 Convoy Court, Suite 18
San Diego, California 92111
Telephone number (619) 715-5800

THE OFFERING

                                 PER UNIT       TOTAL
                                -----------  ------------
Public Price                     $    5.00   $  6,000,000
Underwriting discounts           $     .50   $    600,000
Proceeds to US Labs              $    4.50   $  5,400,000

The Underwriter has the option to purchase an additional 180,000 Units, subject to certain terms and conditions. See "Underwriting."

US Labs is an engineering services holding company that offers engineering and design services, project management, construction quality control, geotechnical engineering, structural engineering and design, environmental engineering, and inspection and testing.

This is our initial public offering, and no public market currently exists for our shares or warrants. The offering price may not reflect the market price of our shares after the offering.

                Proposed Trading Symbols NASDAQ SmallCap Market
                               Common Stock--USLB
                                Warrants--USLBW

                            ------------------------

    THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE UNITS ONLY IF YOU CAN AFFORD A COMPLETE LOSS. PROSPECTIVE UNIT BUYERS SHOULD CAREFULLY
CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE    .

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                             JANDA & GARRINGTON LLC

                                October   , 1998

Inside Cover Page

    U.S. Laboratories Inc. was founded as an engineering services holding company with three subsidiaries nationwide, the first of which opened for business over 50 years ago. U.S. Laboratories offers engineering and design services, construction quality control, structural engineering and design, construction materials inspection and testing, and nondestructive inspection and testing.

    The Company's mission is to be a nationally recognized, highly profitable, full-service engineering and testing firm. U.S. Laboratories' growth strategy is two-fold: first, increase market share and growth by acquiring regional engineering services firms; and, second, continue the growth of existing operating units.

    Numerous major national accounts are included in the U.S. Laboratories client list. Private sector clients include Wal-Mart, Disney, Home Depot, Walgreens, Nordstrom, and Marriott. Public sector clients include the U.S. Military, the City of San Diego, the New Jersey Turnpike Authority, and numerous universities, school districts, and hospitals.

    Superior quality, competitive pricing, an aggressive acquisition strategy, and procuring national accounts are the cornerstones of U.S. Laboratories' business. U.S. Laboratories seeks to build upon its successful track record and to attain ever greater successes in the future.

    A PICTURE OF FLORIDA PANTHER ARENA, SUNRISE, FLORIDA--WITH THE NAME AND LOCATION UNDERNEATH THE PICTURE.

    A PICTURE OF QUALCOMM STADIUM, SAN DIEGO, CALIFORNIA--WITH THE NAME AND LOCATION UNDERNEATH THE PICTURE.

    A PICTURE OF PRINCETON STADIUM, PRINCETON, NEW JERSEY--WITH THE NAME AND LOCATION UNDERNEATH THE PICTURE.

    The upper-right hand corner has the Company's logo, which consists of the Company's name in the outer circle and a picture of a skyline in the inner circle.

    A picture of the Yacht Club at Highland Beach, Florida with a label underneath.

    A picture of the Raymond F. Kravis, West Palm Beach, Florida with a label underneath.

    A picture of the San Diego Convention Center, San Diego, California with a label underneath.

    A picture of the San Diego skyline with the following caption "The current management team of Testing Engineers/Wyman has been responsible for the testing and inspection of over 85% of the structures in this photo."

PRIVATE COMMERCIAL CLIENTS

Wal-Mart                       Walt Disney
Saks Fifth Avenue              Lord & Taylor
Hilton Hotels                  Nordstrom
Sea World San Diego            Lockheed Martin
Rite-Aid                       Claridge Casino Atlantic City
Home Depot                     Circuit City
Marriott                       Neiman Marcus
Bally's Park Place             Universal Studios Orlando
Sports Authority               Target Stores

PUBLIC INTEREST CLIENTS

Scripps Memorial Hospital      Broward Cty Community College
Orange County Florida          California State Universities
Princeton University           University of California
Florida Atlantic University    San Diego Convention Center

PUBLIC SECTOR CLIENTS

City of Los Angeles            New Jersey Transit Authority
                               New Jersey Sports &
United States Navy             Expositions
San Diego County               New Jersey Turnpike Authority
Port Authority of New York     City of San Diego
CalTrans                       Port Authority of San Diego
Los Angeles County

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFIED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                 CAUTIONARY STATEMENT FOR PURPOSES
                OF THE "SAFE HARBOR" PROVISIONS OF THE
                PRIVATE LITIGATION REFORM ACT OF 1995

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS OF THE COMPANY'S MANAGEMENT. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ESTIMATE THE HAPPENING OF FUTURE EVENTS, ARE NOT BASED ON HISTORICAL FACT AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY", "WILL", "EXPECT", "SHOULD", "COULD", "ESTIMATE", "ANTICIPATE", "POSSIBLE", "PROBABLE", "CONTINUE", OR SIMILAR TERMS, VARIATIONS OF THOSE TERMS OR THE NEGATIVE OF THOSE TERMS. THE "RISK FACTORS" SET FORTH IN THIS DOCUMENT CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT HAVE BEEN COMPILED BY THE COMPANY'S MANAGEMENT ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT AND CONSIDERED BY MANAGEMENT TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION, GUARANTY, OR WARRANTY IS TO BE INFERRED FROM THOSE FORWARD-LOOKING STATEMENTS. THEREFORE, PROSPECTIVE PURCHASERS OF THE UNITS ARE URGED TO CONSULT WITH THEIR ADVISORS (THE OPINIONS OF WHICH MAY DIFFER FROM THOSE SPECIFIED IN THOSE FORWARD-LOOKING STATEMENTS) WITH RESPECT TO THOSE ASSUMPTIONS OR HYPOTHESES.

THE ASSUMPTIONS USED FOR PURPOSES OF THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS PROSPECTUS REPRESENT ESTIMATES OF FUTURE EVENTS AND ARE SUBJECT TO UNCERTAINTY AS TO POSSIBLE CHANGES IN ECONOMIC, LEGISLATIVE, INDUSTRY, AND OTHER CIRCUMSTANCES. AS A RESULT, THE IDENTIFICATION AND INTERPRETATION OF DATA AND OTHER INFORMATION AND THEIR USE IN DEVELOPING AND SELECTING ASSUMPTIONS FROM AND AMONG REASONABLE ALTERNATIVES REQUIRE THE EXERCISE OF JUDGMENT. IF THE ASSUMED EVENTS DO NOT OCCUR, THE OUTCOME MAY VARY SUBSTANTIALLY FROM ANTICIPATED OR PROJECTED RESULTS, AND, ACCORDINGLY, NO OPINION IS EXPRESSED ON THE ACHIEVABILITY OF THOSE FORWARD-LOOKING STATEMENTS.

THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS PROSPECTUS HAVE BEEN COMPILED AS OF THE DATE OF THIS PROSPECTUS AND SHOULD BE EVALUATED WITH CONSIDERATION OF ANY CHANGES OCCURRING AFTER THE DATE OF THIS PROSPECTUS. NO ASSURANCE CAN BE GIVEN THAT ANY OF THE ASSUMPTIONS RELATING TO THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS PROSPECTUS ARE ACCURATE OR THAT THEY WILL PROVE TO BE APPLICABLE TO A PARTICULAR PURCHASER OF THE UNITS. IT IS THE RESPONSIBILITY OF THE PURCHASERS OF THE UNITS AND THEIR ADVISORS TO REVIEW THOSE FORWARD-LOOKING STATEMENTS TO CONSIDER THE ASSUMPTIONS ON WHICH THOSE FORWARD-LOOKING STATEMENTS ARE BASED AND TO ASCERTAIN THEIR REASONABLENESS.

                            PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND THE COMPANY'S FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. EXCEPT AS OTHERWISE INDICATED HEREIN, ALL INFORMATION CONTAINED IN THIS PROSPECTUS (I) GIVES EFFECT TO A 20,324-FOR-ONE SPLIT OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "COMMON STOCK"), OF THE COMPANY, AND (II) ASSUMES NO EXERCISE OF THE UNDERWRITER'S OVER-ALLOTMENT OPTION. INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS."

                                THE COMPANY

         U.S. Laboratories Inc., a Delaware corporation ("US Labs" or the "Company"), is an engineering services holding company that offers engineering and design services, project management, construction quality control, geotechnical engineering, structural engineering and design, environmental engineering, and inspection and testing. The services are provided on a "start to finish" basis designed to guide clients through each phase of a construction project. The Company thereby becomes an integral part of the client's project team and offers a comprehensive quality control program. US Labs creates value by delivering quality control and problem solving in a cost effective manner to meet clients' time and budget requirements.

         Since 1993, the Company has been implementing a strategy, the key elements of which are designed to establish a national infrastructure of offices and diversify its service offerings. Management believes that the Company is achieving these strategic and structural objectives by pursuing strategic acquisitions, targeting premium national accounts, increasing infrastructure accounts, balancing public sector and private sector services, expansion of international services, and expansion of domestic geographic markets.

                                  THE OFFERING

Units Offered (1)...................1,200,000 Units consisting of one share of common stock and one warrant to purchase one
                                    share of common stock for $6.50 per share

Common Stock Offered................1,200,000 shares

Common Stock to be
outstanding after the Offering......3,815,000 shares(2)

Warrants Offered....................1,200,000

    Exercise terms..................Exercisable, at any time, each to purchase one share of Common Stock at a price of
                                    $6.50, subject to adjustment in certain
                                    circumstances. See "Description of
                                    Securities."

    Expiration date.................October __, 2003 (five years following the date of this Prospectus)

    Redemption......................The Warrants are redeemable by the Company, at any time, upon notice of not less than 30
                                    days, at a price of $.01 per Warrant, if
                                    the closing bid quotation of the Common Stock on
                                    all 20 trading days ending on the third
                                    trading day prior to the day on which the
                                    Company gives notice (the "Call Date") has
                                    been at least 200% (currently $10, subject to
                                    adjustment) of the  Public Price.  The
                                    Warrants will be exercisable until the close
                                    of business on the date fixed for redemption.
                                    See "Description of Securities."

Use of Proceeds.....................Repay lines of credit, current and long-term portions of notes payable, acquisitions, and
                                    working capital. See "Use of Proceeds."

                                     3


NASDAQ SmallCap
Symbols.............................USLB for the Common Stock and USLBW for the
                                    Warrants

----------------
(1) Assumes no exercise of the Underwriter's over-allotment option. See "Underwriting."

(2) Based on shares outstanding as of July 31, 1998. Does not include (i) 1,200,000 shares of Common Stock issuable upon the exercise of warrants issued to the purchasers of the Units in the Offering at an exercise price of $6.50 and (ii) 120,000 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants at an exercise price equal to 120% of the initial public offering price of the Common Stock offered hereby. See "Capitalization" and "Description of Securities."

                                 RISK FACTORS

         The Units offered hereby involve a high degree of risk and prospective purchasers should carefully consider the factors described under the heading "Risk Factors."

                        SUMMARY FINANCIAL INFORMATION

         The following tables set forth, for the periods and at the dates indicated, certain summary financial information for the Company. This data is derived from, and should be read in conjunction with, the financial statements of the Company, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus.

STATEMENT OF OPERATIONS DATA:

                                                                                                      Seven Months Ended
                                                                                                            July 31,
                                                  Years Ended December 31,                                (unaudited)
                                 ------------------------------------------------------        ---------------------------------
                                                                               Pro
                                                                              Forma
                                     1996                1997                 1997(1)               1997                1998
                                 ------------        ------------         -------------        ------------         ------------
Revenue......................      $4,963,090          $7,766,414           $10,968,403          $4,049,518          $6,255,944
Cost of Goods Sold...........       2,635,263           4,476,952             6,158,775           2,387,194           3,218,557
                                 ------------        ------------         -------------        ------------         -----------
Gross Profit.................       2,327,827           3,289,462             4,809,628           1,662,324           3,037,387
Selling, General &
Administrative Expenses......       1,853,318           2,531,770             3,811,161           1,416,734           2,442,815
                                 ------------        ------------         -------------        ------------         -----------
Income from Operations.......         474,509             757,692               998,467             245,590             594,572
                                 ------------        ------------         -------------        ------------         -----------
Interest Expense.............         (84,390)           (130,605)             (160,026)            (66,007)            (80,991)
Interest Income..............           8,430               7,277                 7,277               2,997               9,252
Forgiveness of Note
Receivable...................          (9,976)                ---                   ---               1,738                 ---
Forgiveness of Debt..........             ---             100,000               100,000             100,000                 ---
Gain (Loss) on Sale of
Fixed Asset..................          (3,873)              4,912                16,912                 ---                 ---
Rental Income................           4,598              25,160                25,160              16,857              13,048
Gain on Sale of Minority
Interest.....................             ---              25,229                25,229              25,229                 ---
Income Before Provision
for Income Taxes and
Minority Interest............         389,298             789,665             1,013,019             326,404             535,881
Provision for Income
Taxes........................         202,921             345,256               381,902             143,464             222,560
                                 ------------        ------------         -------------        ------------         -----------
Income Before Minority
Interest.....................         186,377             444,409               631,117             182,940             313,321
Minority Interest............         (33,664)            (80,253)                  ---             (31,574)                ---
                                 ------------        ------------         -------------        ------------         -----------
Net Income...................      $  152,713          $  364,156           $   631,117          $  151,366          $  313,321
                                 ------------        ------------         -------------        ------------         -----------
                                 ------------        ------------         -------------        ------------         -----------
Basic Income per Share.......      $     0.06          $     0.14           $      0.24          $     0.06          $     0.12
                                 ------------        ------------         -------------        ------------         -----------
                                 ------------        ------------         -------------        ------------         -----------
Diluted Income per Share.....      $     0.06          $     0.14           $      0.24          $     0.06          $     0.12
                                 ------------        ------------         -------------        ------------         -----------
                                 ------------        ------------         -------------        ------------         -----------
Weighted Average Shares
Outstanding..................       2,615,000           2,615,000             2,615,000           2,615,000           2,615,000
                                 ------------        ------------         -------------        ------------         -----------
                                 ------------        ------------         -------------        ------------         -----------

---------------
(1) Pro Forma Statement of Operations Data presents the accounts of U.S. Laboratories Inc. and Wyman Testing Laboratories, Inc. as if the acquisition took place on January 1, 1997 and as if the purchase of the minority interest took place on January 1, 1997.

CONSOLIDATED BALANCE SHEET DATA:

                                                                     Actual                 As Adjusted (1)
                                                                  -----------               ---------------
Cash.......................................................        $   44,243                  $3,135,583
Working Capital............................................           411,659                   4,271,659
Total Assets...............................................         5,702,709                   8,794,049
Total Long-Term Debt.......................................         1,466,872                     406,872
Retained Earnings..........................................           582,733                     582,733
Total Stockholders' Equity.................................         1,574,985                   6,494,985

--------------------
(1) Gives effect to the sale of 1,200,000 Units offered by the Company in the Offering at the assumed offering price of $5.00 per share and the application of the net proceeds therefrom, after deducting the underwriting discount and estimated offering expenses payable by the Company. See "Use of Proceeds."

                              THE COMPANY

BACKGROUND

         The Company was incorporated on October 12, 1993 in Delaware. The Company is an engineering services holding company that offers engineering and design services, project management, construction quality control, structural engineering and design, environmental engineering, and inspection and testing.

         The Company currently services the northeast, southwest, and southeast regional engineering and building construction inspection markets through its subsidiaries. In California, the Company operates San Diego Testing Engineers, Inc., a Delaware corporation, incorporated on October 16, 1996 ("TESD"), which recently merged with another subsidiary of the Company, Wyman Testing Laboratories, Inc., a Delaware corporation, incorporated on March 25, 1998, ("Wyman Testing"). In Florida, the Company operates Professional Engineering & Inspection Company, Inc., a Florida corporation incorporated on March 4, 1987 ("PEICO"). In New Jersey, the Company operates U.S. Engineering Laboratories, Inc., a Delaware corporation, incorporated on October 12, 1993 ("USEL"). The Company wholly owns all its Subsidiaries reflected in the table below. See "The Company - Recent Developments."

                       ----------------------------
                          U.S. LABORATORIES INC.
                       ----------------------------
                        /              |            \
                       /               |             \
---------------------------   -------------------    -------------------
PROFESSIONAL ENGINEERING &     U.S. ENGINEERING       SAN DIEGO TESTING
 INSPECTION COMPANY, INC.     LABORATORIES, INC.       ENGINEERS, INC.
---------------------------   -------------------    -------------------

         The Company's principal executive office is located at 7895 Convoy Court, Suite 18, San Diego, California 92111 and its telephone number is
(619) 715-5800.

RECENT DEVELOPMENTS

         On January 1, 1998, the Company purchased all of the remaining issued and outstanding stock of PEICO, TESD, and USEL held by certain employees and managers of the Company or its subsidiaries in exchange for shares of the Company's Common Stock. As a result of these transactions, 522,600 shares of the Company's Common Stock were issued to these employees and managers, and the Company increased its percentage ownership of PEICO, TESD, and USEL to 100%.

         On March 25, 1998, a subsidiary of the Company, Wyman Testing, acquired substantially all the assets and certain liabilities of Wyman, an engineering inspection and testing business in Southern California, for a purchase price of $830,620. As part of the transaction, the Company guaranteed the performance of the obligations and the satisfaction of the liabilities assumed by its subsidiary.

         In May 1998, Wyman Testing merged into TESD, with each share of Wyman Testing stock being converted into 1/2 share of TESD stock.

         The Company also split its Common Stock by converting the 100 shares of Common Stock that were issued and outstanding prior to the purchase into 2,032,400 shares of Common Stock.

         Finally, the directors and stockholders of the Company approved an amended and restated Certificate of Incorporation, increasing the number of authorized shares of the Company's Common Stock from 3,000 shares to 50,000,000 shares and authorizing 5,000,000 shares of "blank-check" preferred stock.

                                RISK FACTORS

         A PURCHASE OF THE UNITS INVOLVES A SIGNIFICANT AND SUBSTANTIAL NUMBER OF SIGNIFICANT RISKS, WHICH EACH PROSPECTIVE PURCHASER OF THE UNITS SHOULD CONSIDER PRIOR TO MAKING A DECISION TO PURCHASE THE UNITS. EACH PROSPECTIVE PURCHASER OF THE UNITS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS OTHER RISK FACTORS, WHICH MAY BE SPECIFIED BY THE PROVISIONS OF THIS DOCUMENT. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE ACTUAL RESULTS OF THE COMPANY AND ITS SUBSIDIARIES MAY DIFFER MATERIALLY FROM THE RESULTS SPECIFIED IN THE FORWARD-LOOKING STATEMENTS BECAUSE OF CERTAIN FACTORS, INCLUDING THOSE SPECIFIED IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE PURCHASERS OF THE UNITS MUST BE PREPARED FOR THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMENT IN THE COMPANY.

GROWTH AND ACQUISITION RISKS

         One of the Company's primary strategies is to pursue the acquisition of other companies or assets that either complement or expand its existing business. The Company completed three acquisitions in the first half of 1998 and one acquisition in 1996. The Company has also had preliminary acquisition discussions with, or has evaluated the potential acquisition of, numerous other companies over the past several years. The Company is unable to predict the likelihood of a material acquisition being completed in the future. If the Company is unable to identify and complete acquisitions in the future, this may have an adverse affect on the Company's future operations and financial results. If the Company proceeds with an acquisition for cash, the Company may use a portion of the proceeds the Company receives from the Offering to consummate the transaction. See "Use of Proceeds." The Company may also seek to finance any such acquisition through additional debt or equity financing.

         The Company anticipates that one or more potential acquisition opportunities, including those that would be material, may become available in the near future. If appropriate acquisition opportunities become available, the Company intends to pursue them actively. Although the Company has successfully completed several acquisitions, there can be no assurance that the Company will be able to identify, acquire, or profitably manage additional companies or successfully integrate these additional companies into the Company's operations without substantial costs, delays, or other problems. In addition, there can be no assurance that acquisitions will be profitable at the time of the acquisition or will achieve sales and profitability that justify the investment. Acquisitions may involve a number of special risks, including adverse effects on the Company's reported operating results, diversion of management's attention, dependence on retention and hiring of key personnel, risks associated with unanticipated problems or legal liabilities, and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's operations and financial performance. The expansion of the Company's operations, whether through acquisitions or internal growth, may place substantial burdens on the Company's management resources and financial controls. There is no assurance that the increased burdens on the Company's management resources and financial controls will not have an adverse effect on the Company's operations.

POTENTIAL LIABILITY AND INSURANCE

         The Company is engaged in a wide range of engineering advisory services. Due to the nature of the Company's services, the Company is exposed to a risk of professional liability for structural failure, property damage, personal injury, or economic loss that may substantially exceed the fees derived from these services. The Company has secured a "claims made" professional liability insurance policy covering a two-year term, including contractor's pollution liability coverage, with a two-year, per-claim, and aggregate limit of $2 million and a deductible of $20,000, although increased limits may be obtained on a specific endorsement basis to meet the needs of particular clients or contracts. A "claims made" policy only insures against claims filed during the period in which the policy is in effect. This policy covers both errors and omissions and products/completed operations. The Company also carries occurrence form general liability insurance in the amount of $2 million with a $5 million umbrella. The Company's policy has been renewed in each of the last several years that the policy has been in effect. The relatively low dollar amount of the policy limit currently offered, the possible future unavailability or modification of this insurance, or any significant increase in insurance rates could have a material adverse effect on the Company's operations. Further, because customers may require that the Company maintain liability insurance, the possible future unavailability of such insurance could adversely affect the Company's ability to compete effectively. The Company currently has no professional liability claims pending and management is unaware of any other claims that will have a material adverse effect of the operations or financial condition of the Company. Although various claims have been made in the past against the Company's professional liability policy, to date no such claim has ever resulted in an insured loss.

ATTRACTION AND RETENTION OF PROFESSIONAL PERSONNEL

         The Company's ability to attract and retain qualified engineers, scientists, and other professionals, either through direct hiring or acquisition of other firms employing such professionals, will be an important factor in determining the Company's future success. There is significant competition for employees with the skills required to perform the services offered by the Company. There can be no assurance that the Company will be successful in attracting a sufficient number of highly skilled employees in the future, or that it will be successful in training, retaining, and motivating employees. The Company's inability to attract, train, and retain skilled employees or the Company's employees' inability to achieve expected levels of performance could impair the Company's ability to adequately manage and complete its existing projects and to bid for or obtain new projects, which could have an adverse effect on the Company's business, financial condition, and results of operations.

FIXED-PRICE CONTRACTS AND OTHER PROJECT RISKS

         In 1997, approximately 15% of the Company's revenue was generated on a fixed-price, fixed-delivery-schedule ("fixed-price") basis, rather than on a time and materials basis. This percentage may significantly change from time to time in the future. The Company's failure to accurately estimate the resources required for a fixed-price project or its failure to complete its contractual obligations in a manner consistent with the project plan upon which its fixed-price contract was based could adversely affect the Company's results of operations and could have a material adverse effect on the Company's business and financial condition. The Company may be required to commit unanticipated additional resources to complete certain projects, which may negatively affect the profitability generated on such projects. The Company may find it necessary to revise project plans during the project or to change project managers to ensure projects are completed on schedule. Failure to anticipate these needs could have a material adverse effect on the Company's business, financial condition, and results of operations. In addition, the Company may establish a price before the design specifications are finalized, which could result in a fixed price that turns out to be too low and therefore adversely affects the Company's business, financial condition, and results of operations. The Company has undertaken and may in the future undertake projects in which the Company guarantees performance based upon defined operating specifications or guaranteed delivery dates or both. Unsatisfactory performance or unanticipated difficulties in completing these projects may result in client dissatisfaction and a reduction in payment to, or payment of damages by, the Company, any of which could have a material adverse effect on the Company's business, financial condition, and results of operations. Certain contracts involving government agencies are priced at cost or agreed upon labor rates plus overhead. The Company's overhead rates are subject to audit and could result in price reductions associated with disallowed overhead costs of methods used to derive overhead rates.

COMPETITION

         The engineering consulting industries in which the Company operates are subject to intense competition. In addition to the thousands of small consulting and testing firms operating nationally, the Company competes with several national engineering and consulting firms including Law Company Group, Inc.; Harding Lawson Associates Group, Inc.; Dames & Moore, Inc.; and Professional Service Industries, Inc. Many of the Company's present and future competitors may have greater financial, technical, and personnel resources than the Company. Management can not predict the extent of competition that the Company will encounter in the future as the engineering services industry continues to mature and consolidate. Historically, competition has been based primarily on the quality, timeliness, and costs of services. The ability of the Company to compete successfully will depend upon its marketing efforts, its ability to accurately estimate costs, the quality of the work it performs, its ability to hire and train qualified personnel, and the availability of insurance.

FLUCTUATIONS IN OPERATING RESULTS AND SEASONALITY

         Seasonal factors such as weather-related shutdowns in major markets, vacation days, total business days in a quarter, or the business practices of clients (such as deferring commitments on new projects until after the end of the calendar or the client's fiscal year) could require the Company to maintain under-utilized employees and could therefore have a material adverse effect on the Company's business, financial condition, and results of operations. Any shortfall in revenue or earnings from expected levels or other failure to meet expectations of securities analysts or the market in general regarding results of operations could have an immediate and significant adverse effect on the market price of the Company's Common Stock and Warrants. Given the possibility of such fluctuations, the Company believes that comparisons of its results of operations for preceding quarters are not necessarily meaningful and that such results for one quarter should not be relied upon as an indication of future performance.

RELIANCE ON MANAGEMENT

         All decisions regarding management of the Company's affairs will be made exclusively by the officers and directors of the Company and not by purchasers of the Units. Accordingly, no person should purchase Units unless that person is willing to entrust all aspects of management to the officers and directors of the Company, or their successors. Potential purchasers of the Units must carefully evaluate the personal experience and business performance of the officers and directors of the Company.

DEPENDENCE ON KEY PERSONNEL

         The Company is dependent upon the efforts and abilities of its senior management, particularly those of Dickerson Wright and the key officers of the Company's subsidiaries. The loss of any of these key officers could have a material adverse affect on the business and prospects of the Company. Management believes that all commercially reasonable efforts have been made to minimize the risk attendant with such dependence on key personnel and the loss or departure of key personnel. The Company has obtained key person life insurance policies on Mr. Wright and the key officers of the Company's subsidiaries. However, the proceeds from such policies might not fully compensate the Company for the loss of these officers, but, as owners of a significant portion of the issued and outstanding Common Stock, these officers have an incentive to remain with the Company.

LIMITATION ON LIABILITY OF OFFICERS AND DIRECTORS OF THE COMPANY

         Section 145 of the Delaware General Corporation Law specifies that the certificate of incorporation of a Delaware corporation may include a provision eliminating or limiting the personal liability of a director or officer to that corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but such a provision may not eliminate or limit the liability of a director or officer for (a) acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law; or (b) unlawful distributions to stockholders. The Company's amended and restated certificate of incorporation includes a provision eliminating or limiting the personal liability of the Company's officers and directors to the Company and its stockholders for damages for breach of fiduciary duty as a director or officer. Moreover, the Company's bylaws provide certain indemnity to a controlling person, director, or officer that affects such a person's liability while acting in a corporate capacity. Accordingly, the Company's officers and directors may have no liability to the Company's stockholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the Company's stockholders.

DISCLOSURE OF THE SECURITIES AND EXCHANGE COMMISSION'S POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY UNDER THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS, THEREFORE, UNENFORCEABLE.

RISK OF LIMITATION ON ACQUISITION AND CHANGE IN CONTROL

         The Company's amended and restated certificate of incorporation authorizes the Company's Board of Directors to issue shares of preferred stock and to establish the preferences and rights of any preferred stock issued. The issuance of preferred stock could have the effect of delaying or preventing a change in control of the Company, even if a change in control were in the stockholders' best interests.

POTENTIAL PRICE VOLATILITY

         There may be significant volatility in the market price of the Company's Common Stock and Warrants. Fluctuations in the Company's revenues and financial results may have a significant impact on the perceived value of the Company and, thus, on the market price of the Company's securities. Although the Company has applied for listing on NASDAQ's SmallCap Market, there is no assurance that the Company will be listed. Even if the Company is listed, a SmallCap Market listing provides no assurance that an active, liquid trading market will develop for the Company's securities or, if developed, will be sustained. The price of the Company's Common Stock and Warrants may be significantly affected by such factors as the financial results and operating performance of the Company. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for many companies, particularly small and emerging growth companies, have experienced significant price fluctuations not necessarily related to the operating performance of those companies. The market price for the Company's Common Stock and Warrants may be affected by general stock market volatility.

LIMITED PUBLIC MARKET

         Prior to the Offering, there has been no public trading market for the Company's Common Stock or Warrants and no assurance is given that a market will develop or be sustained after the closing of the Offering. The Company plans to facilitate trading of the Common Stock and the Warrants by soliciting securities brokers to become market-makers of the Common Stock and the Warrants, but, no assurance is given that the Company will be successful in obtaining market-makers.

GENERAL ALLOCATION OF PROCEEDS

         The Company's officers and directors have complete discretion in the allocation of proceeds of the Offering; therefore, purchasers of the Units must entrust the ultimate allocation of those proceeds to the judgment of these officers and directors. Management anticipates that proceeds of the Offering will be used as set forth under the caption "Use of Proceeds" in this Prospectus. Management, however, will have broad discretion regarding the application of the proceeds of the Offering.

REMUNERATION OF DIRECTORS, OFFICERS, AND SENIOR MANAGEMENT

         Compensation received by officers, directors, and management personnel of the Company will be determined periodically by the Company's Board of Directors. The Company's officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

RECEIPT OF COMPENSATION REGARDLESS OF PROFITABILITY

         The Company's officers, directors, and employees may receive significant compensation, payments, and reimbursements regardless of whether the Company operates at a profit or at a loss.

LIMITED RESOURCES OF THE COMPANY

         The Company believes it has the financial resources to satisfy its obligations to its stockholders, including the Company's commitment to meet its ongoing business expenses. A significant financial reversal for the Company could adversely affect the Company's ability to meet and satisfy typical business obligations and to conduct its businesses.

ABILITY OF THE COMPANY TO IMPLEMENT ITS BUSINESS STRATEGY

         Although the Company is committed to its growth strategy through acquisitions and internal business growth, these strategies will depend in large part on the Company's ability to (i) identify and acquire companies that fit into the Company's acquisition model; (ii) hire, train, and retain skilled employees; (iii) continue to operate profitably in the face of increasing competition; and (iv) obtain adequate financing on favorable terms to fund the Company's business and growth strategies. The Company's inability to obtain or maintain any or all of these factors could impair the successful implementation of its business strategy, which could have a material adverse effect on the Company's results of operations and financial condition. This could also have a material adverse affect on the price of the Common Stock and the Warrants.

ADDITIONAL FINANCING MAY BE REQUIRED

         The Company believes that there will be adequate funds available from the proceeds of the Offering and from cash from the Company's operations to fund its business operations and obligations at least through December 31, 1999. There is no assurance that any required additional funds will be available from any source should they be needed by the Company; and, if not available, the Company may not be able to conduct the operations of the Company as effectively as the Company could if such financing were available. The proceeds from the sale of the Units are expected to be sufficient for the Company's purposes. However, additional financing may be acquired by additional securities offerings or from bank financing. If additional shares of the Company's Common Stock are issued to obtain financing, purchasers of the Units will suffer a dilutive effect on their percentage of ownership in the Company's Common Stock.

DETERMINATION OF OFFERING PRICE

         The purchase price of the Units has been determined by mutual agreement between the Company and the Underwriter after consideration of a number of objective and subjective factors, and does not necessarily relate to the assets, book value, results of operations, or other established criteria of the Company's value. Among the factors considered in determining the initial public offering price were the future prospects of the Company, and its business in general, sales, earnings, the capital requirements of the Company, certain other financial and operating information of the Company in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain other financial and operating information of companies engaged in activities similar to those of the Company. The price of the Units does not necessarily indicate current market value for the Company's assets. No valuation or appraisal has been prepared for the business and potential business expansion of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of the Offering, the Company will have 3,815,000 shares of Common Stock outstanding (assuming no exercise of options, warrants, underwriter's overallotment option, or other convertible securities or issuances of Common Stock subsequent to July 31, 1998). The 1,200,000 shares of Common Stock sold in the Offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act ("Affiliates'), may generally be sold only in compliance with certain limitations of Rule 144 described below. The remaining approximately 2,615,000 shares of Common Stock are deemed "Restricted Shares" under Rule 144. None of the Restricted Shares are eligible for sale in the public market immediately after the Offering under Rule 144(k) under the Securities Act. Restricted Shares in the amount of 2,017,400 may be eligible for sale in the public market in accordance with Rule 144 under the Securities Act beginning 90 days after the date of this Prospectus. The holder of these Restricted Shares has agreed not to sell or otherwise dispose of any of his shares for a period of 18 months after the date of this Prospectus without the prior written consent of Janda & Garrington, LLC. Janda & Garrington LLC may, in their sole discretion, and at any time without notice, release all or any portion of the securities subject to lock-up agreements.

         Upon expiration of the lock-up agreements 18 months after the date of this Prospectus, approximately 3,026,360 shares of Common Stock (including shares issued or issuable upon the exercise of vested options and warrants outstanding as of July 31, 1998) will become available for sale in the public market; the remaining 133,640 shares will become eligible for sale under Rule 144 at various dates thereafter as the holding period provisions of Rule 144 are satisfied. In general, under Rule 144 as recently amended, beginning approximately 90 days after the effective date of the Registration Statement of which this Prospectus is a part, a stockholder, including an Affiliate, who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least one year from the later of the date such securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate, is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (approximately 38,150 immediately after the Offering) or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate of the Company, a stockholder who is not an Affiliate of the Company at the time of sale and has not been an Affiliate of the Company for at least three months prior to the sale is entitled to sell the shares immediately without compliance with the foregoing requirements under Rule 144.

         Prior to the Offering, there has been no public market for the Common Stock or the Warrants. No prediction can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price of the Common Stock, or the Warrants prevailing from time to time. The Company is unable to estimate the number of shares that may be sold in the public market under Rule 144, since this will depend on the market price of the Common Stock, the personal circumstances of the sellers, and other factors. Nevertheless, sales of significant amounts of the Common Stock of the Company in the public market could adversely affect the market price of the Common Stock or the Warrants and could impair the Company's ability to raise capital through an offering of its equity securities.

CONCENTRATION OF OWNERSHIP

         The Company's current executive officers and directors and their affiliates will beneficially own or have voting control over approximately 69% of the outstanding Common Stock following the Offering. Accordingly, these individuals will have the ability to influence the election of the Company's directors and effectively to control most corporate actions. This concentration of ownership may also have the effect of delaying, deterring, or preventing a change in control of the Company.

ABSENCE OF DIVIDENDS

         The Company has never paid cash dividends on its Common Stock and does not anticipate paying cash dividends on its Common Stock in the foreseeable future.

DILUTION

         Assuming the issuance of the 1,200,000 shares of Common Stock in the Offering, and the receipt of the estimated net proceeds therefrom, the Company's existing stockholders will experience an immediate increase in net tangible book value of approximately $1.29 per share and purchasers of Common Stock will experience immediate dilution in net tangible book value of approximately $3.711 per share.

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS

         The Warrants are redeemable by the Company, at any time, upon notice of not less than 30 days, at a price of $.01 per Warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third trading day prior to the day on which the Company gives notice (the "Call Date") has been at least 200% (currently $10, subject to adjustment) of the Price to Public. The Warrants will be exercisable until the close of business on the date fixed for redemption. Since it is the Company's present intention to call the Warrants at the earliest possible date, holders of the Warrants should assume that the Company will call the Warrants for redemption if the criteria are met. This right will, if exercised, force holders of Warrants to either exercise their Warrants at a possibly unfavorable time or to lose the benefits that may accrue to them as a result of the increase, if any, in the market price of the Company's Common Stock. See "Description of Securities."

STOCK ISSUABLE UNDER UNDERWRITER'S WARRANTS AND OPTIONS

         At the completion of the Offering, the Underwriter will receive the Underwriter's Warrants to purchase up to 120,000 Units at a price equal to 120% of the offering price of the Units, or $6.00 per Unit. The holders of the Underwriter's Warrants have the right to require the Company to register, under the Act, both the Underwriter's Warrants and the securities underlying them. The Company has also reserved 500,000 shares of Common Stock under the Company's 1998 Stock Option Plan. The Company granted warrants and options to purchase 545,000 shares of Common Stock. See "Management - 1998 Stock Option Plan" and "Underwriting."

         Under the terms of the Underwriter's Warrants and the stock options, the holders are given the opportunity to profit from a rise in the market price of the Common Stock, and their exercise may dilute the book value per share of the Common Stock. The existence of the Underwriter's Warrants and the stock options may adversely affect the terms on which the Company may obtain additional equity financing. Moreover, the holders are likely to exercise their warrants and options at a time when the Company would otherwise be able to obtain capital on terms more favorable than would be obtained through the exercise of such warrants and options.

CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO
EXERCISE WARRANTS

         The Company has undertaken to maintain a current registration statement that will permit the public sale of the Common Stock underlying the Warrants upon exercise of the Warrants. The maintenance of a current registration statement could result in substantial expense to the Company. There is no assurance that the Company will maintain a current prospectus covering the shares of Common Stock underlying the Warrants. Holders of the Warrants will have the right to exercise the Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the applicable state or states. Although the Company intends to seek to qualify the shares of Common Stock underlying the Warrants for sale in those states where the securities are offered (except when to do so would require the Company to qualify as a foreign corporation), there is no assurance that the Company will obtain these qualifications. Moreover, even if such qualifications are obtained, if a holder of the Warrants subsequently moves to a state in which shares of Common Stock underlying the Warrants are not qualified, the holder of the Warrants may not have the right to exercise the Warrants. Consequently, holders of the Warrants may be deprived of any value if a current prospectus covering the shares underlying the Warrants is not kept effective or if such underlying shares are not or cannot be registered in the applicable states. See "Description of Securities."

POSSIBLE DELISTING OF SECURITIES FROM NASDAQ

         The Company's Common Stock and Warrants are eligible for listing on the NASDAQ SmallCap Market immediately upon the closing of the Offering. While the Company meets NASDAQ's initial SmallCap Market listing criteria, if it is subsequently unable to satisfy the less stringent maintenance criteria for continued listing, its securities could be delisted. If delisted, trading, if any, in the Company's securities would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Bulletin Board." As a consequence of a delisting, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Company's securities.

         The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with trades in any stock defined as a penny stock. The Commission recently adopted regulations that generally define a penny stock to be any equity security that has a price of less than $5.00 per share, subject to certain exceptions (such exceptions including an equity security listed on NASDAQ) and an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

         In addition, in the absence of the securities being quoted on NASDAQ or the Company having $2,000,000 in net tangible assets, trading in the Company's securities would be covered by Rule 15c2-6 promulgated under the Securities Exchange Act of 1934 for securities not quoted on NASDAQ listed on a national exchange. Under the rule, brokers or dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

         Although the Company believes that its securities will, as of the date of this Prospectus, be outside the definitional scope of a penny stock, as they will be listed on the NASDAQ SmallCap Market, in the event the Common Stock were subsequently to become characterized as a penny stock, the market liquidity for the Company's securities could be adversely affected. Then, the regulations on penny stocks could limit the ability of brokers or dealers to sell the Company's securities and thus the ability of purchasers in the Offering to sell their securities in the secondary market.

INFORMATION SYSTEMS AND THE YEAR 2000

         Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than two years, computer systems or software used by many companies or both may need to be upgraded to comply with "Year 2000" requirements. The Company has assessed its management information systems and does not currently expect that any material expenditures will be required in connection with the modifications that will be required for these systems. Moreover, the Company has recently implemented or is in the process of implementing new systems that are already Year 2000 compliant, and it does not believe that the total cost of any potential modification of such management information systems will be material. There can be no assurance that the Company or its vendors will be able to successfully modify on a timely basis their respective management information systems to comply with Year 2000 requirements. See "Business - Information Systems and the Year 2000."

                               USE OF PROCEEDS

         The net cash proceeds to the Company from the Offering, after deducting the underwriting discounts and commissions and all expenses of the Offering payable by the Company, are expected to be approximately $4,920,000. The Company has two lines of credit and a note payable from two separate lenders with commitments in the aggregate of $2,200,000. The $500,000 bank line of credit is due in May 1999 and the $1,200,000 note payable is due over five years beginning in January 1999. The proceeds from this loan were used to repay two separate credit facilities in the amount of $1.55 million, and the balance was used for working capital. The Company also has a line of credit with another bank of $500,000 that is due July 2000. All of the borrowings accrue interest at prime rate. The proceeds of the Offering will be used to repay outstanding balances on these borrowings as well as to pay $225,000 that was incurred in connection with the acquisition of substantially all of the assets and certain liabilities of Wyman. Of this amount, approximately $37,500 is owed to an individual who is an officer and director. A portion of this loan matures the earlier of the following: October 1, 1999; January 1, 1999 if the Offering occurs prior to that date; or 30 days following the Offering if it occurs on or after January 1, 1999. The balance is due March 1999. This loan is non-interest bearing. Pending application of the proceeds, the Company intends to invest the net proceeds in short-term, interest-bearing investment grade securities. In general, the net proceeds will be used as described below.

Use                            Dollar Amount             Percentage
----                           -------------             ----------
Lines of Credit                  $   725,000                    15%
Notes Payable                    $ 1,425,000                    29%
Acquisitions                     $ 2,000,000                    41%
Working Capital                  $   770,000                    15%
                                 -----------                  -----
Total                            $ 4,920,000                   100%
                                 -----------                  -----
                                 -----------                  -----

                              DIVIDEND POLICY

         The Company has never declared or paid dividends on its capital stock. The Company does not anticipate paying any cash dividends in the foreseeable future. Payments of future dividends, if any, will be at the discretion of the Company's Board of Directors after taking into account various factors, including the Company's financial condition, operating results, current and anticipated cash needs, and plans for expansion. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                 CAPITALIZATION

         The following table sets forth, at July 31, 1998, (i) the actual capitalization of the Company and (ii) as adjusted to give effect to the sale by the Company of 1,200,000 Units offered hereby, at an assumed offering price of $5.00 per Unit and the application of the estimated net proceeds therefrom after deducting the estimated underwriting discounts and commissions and other estimated offering expenses. See "Use of Proceeds." This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company and related notes included elsewhere in this Prospectus.

                                                                                             July 31, 1998
                                                                                 -------------------------------------------
                                                                                     Actual                   As Adjusted
                                                                                 ----------------           ----------------
Lines of Credit                                                                        $  403,660                 $        0

Current portion of notes payable............................................              383,993                     18,933

Notes payable, net of current portion.......................................            1,285,000                    225,000
                                                                                    -------------              -------------
Stockholders' equity
  Preferred Stock, $0.01 par value;
  5,000,000 shares authorized, none issued
  and outstanding, actual or as adjusted......................................                 --                         --
  Common Stock, $0.01 par value, 50,000,000
  shares authorized; 2,615,000 actual shares
  issued and outstanding; 3,815,000 as
  adjusted shares issued and outstanding(1)...................................             26,150                     38,150
  Additional Paid-in Capital..................................................            966,102                  5,874,102
  Retained Earnings...........................................................            582,733                    582,733
  Total Stockholders' Equity..................................................          1,574,985                  6,494,985
                                                                                    -------------              -------------
Total Capitalization........................................................           $3,647,638                 $6,738,978
                                                                                    -------------              -------------
                                                                                    -------------              -------------

---------------
(1) Excludes (i) 150,000 warrants issued to various employees of the Company, exercisable at $5.00 per share; (ii) 395,000 shares of common stock subject to outstanding options under the Company's 1998 Stock Option Plan, exercisable at $5.00 or $5.50 per share; (iii) 105,000 shares of common stock reserved for issuance under the Company's 1998 Stock Option Plan;
     (iv) the exercise of the Underwriter's over-allotment option; and (v) 120,000 shares of Common Stock subject to the Underwriter's Warrants, exercisable at 120% of the initial Price to Public of the Common Stock.

                                  DILUTION

         The negative net tangible book value of the Company as of July 31, 1998 was ($1,977), or ($0.001) per share. Net tangible book value per share of Common Stock represents the amount of total tangible assets of the Company less total liabilities divided by the number of shares of the Common Stock outstanding. After giving effect to the sale of the 1,200,000 shares of the Common Stock offered hereby at an assumed public offering price of $5.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, the Company's net tangible book value as of July 31, 1998 would be $4,918,023 or $1.289 per share of Common Stock. This represents an immediate increase in net tangible book value per share of Common Stock of $4,920,000 or $1.29 per share to existing stockholders and immediate dilution in net tangible book value of $3.711 per share to new investors purchasing Units in the Offering. The following table illustrates the per share dilution:

Assumed initial public offering price per share.................                      $ 5.00
    Negative Net tangible book value per share of
      Common Stock at July 31, 1998.............................        $ (0.001)
    Increase per share attributable to new investors............        $  1.290
                                                                     -------------
Net tangible book value per share of Common Stock
after the Offering..........................................                         $1.289
                                                                                   ---------
Dilution per share to new investors(1)......................                         $3.711
                                                                                   ---------
                                                                                   ---------

--------------------
(1) If the Underwriter's over-allotment option is exercised in full, dilution per share to new investors would be $3.57.

         The following table summarizes, as of July 31, 1998, the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by the existing stockholders and by new investors purchasing shares in the Offering (before deduction of underwriting discounts and commissions and estimated offering expenses):

                                     Shares Purchased                   Total Consideration
                         ----------------------------------   --------------------------------------
                                                                                                            Average Price
                              Number              Percent               Amount              Percent          per Share
                         -----------------   --------------    ------------------    ---------------    --------------------
Existing stockholders        2,615,000                68%            $  992,252                14%                   $0.38
New investors                1,200,000                32%            $6,000,000                86%                   $5.00
                         -----------------   --------------    ------------------    ---------------    --------------------
Total                        3,815,000               100%            $6,992,252               100%
                         -----------------   --------------    ------------------    ---------------
                         -----------------   --------------    ------------------    ---------------

         All of the above computations assume no exercise of outstanding options or warrants to purchase Common Stock. As of July 31, 1998, options to purchase 395,000 shares of Common Stock were outstanding at a weighted average exercise price of approximately $5.18 per share under the Company's 1998 Stock Option Plan. To the extent these options become vested and are exercised, there will be further dilution to new investors. As of July 31, 1998, the Company also had an additional 105,000 shares of Common Stock available for grant under the Company's 1998 Stock Option Plan. As of July 31, 1998, the Company had 150,000 warrants to purchase Common Stock at an exercise price of $5.00. Further dilution may result from the exercise of such outstanding options. See "Management - Executive Compensation" and "Description of Securities."

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                   CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

         U.S. Laboratories Inc., a Delaware corporation ("US Labs" or the "Company"), is an engineering services holding company that offers engineering and design services, project management, construction quality control, geotechnical engineering, structural engineering and design, environmental engineering, and inspection and testing. The services are provided on a "start to finish" basis designed to guide clients through each phase of a construction project. The Company thereby becomes an integral part of the client's project team and offers a comprehensive quality control program. US Labs creates value by delivering quality control and problem solving in a cost effective manner to meet clients' time and budget requirements.

         The engineering services industry is highly fragmented. There are usually several small to mid-sized private firms serving each major city in the United States. US Labs seeks to identify and acquire profitable regional companies with excellent client relationships. Since inception, US Labs' primary growth in market share and earnings has been due to its ability to successfully acquire profitable regional engineering services firms. The immediate financial objective of each acquisition has been, and continues to be, to increase revenues and earnings per share.

         Management believes there are significant advantages to sellers in acquisitions made by the Company. For example, the Company provides enhanced marketing capability, allowing smaller firms to quote larger projects. Additionally, owners of the acquisitions may receive the Company's publicly traded stock, which will provide liquidity to the sellers. Also, key executives of the acquisitions are provided incentives to remain with the Company.

         The Company intends to continue to grow through internal expansion and acquisitions. US Labs acquires businesses that have a history of positive performance and have experienced key management personnel operating the business. This allows the Company to obtain a foothold in the marketplace and add competent professionals to its staff. After an acquisition, US Labs immediately begins providing executive administrative support in the area of sales, human resources, and accounting functions. In some cases, the acquisition is integrated into another operating unit of the Company. Historically, the Company's acquisitions have contributed increased sales volume, and in many cases, the acquisitions have not increased the Company's fixed costs. This has resulted in substantial increases in the Company's incremental profit margin. For example, Wyman had a net loss of $22,000 in the three-month period preceding the acquisition of its assets by the Company. In April 1998, the first month after the assets were acquired, Wyman Testing, the Company's subsidiary that held the assets, had a net profit of $28,000. In June 1998, the Company consolidated Wyman Testing and TESD into one operating facility, which further reduced Wyman Testing's fixed overhead by approximately $20,000 a month.

         In addition to growing through acquisitions, US Labs plans to continue to grow internally by increasing its market share in different geographical areas of the United States, as well as internationally (especially in Latin America), and by balancing the percentage of its services provided between the government sector and private industry. With this diverse geographical market and customer base, US Labs attempts to insulate itself against economic downturns. Management also believes the Company is well positioned to take advantage of the estimated $165 billion Congressional funding for highway construction and remediation.

RESULTS OF OPERATIONS

         The following table sets forth, for the periods indicated, information derived from the Company's Consolidated Statement of Operations, expressed as a percentage of revenue. There can be no assurance that the trends in revenue growth or operating results shown below will continue in the future.

                                                                                                  SEVEN MONTHS ENDED JULY 31,
                                               YEARS ENDED DECEMBER 31,                                  (UNAUDITED)
                                     ------------------------------------------------          --------------------------------
                                                                               PRO
                                                                              FORMA
                                        1996              1997                 1997                 1997                 1998
                                     --------           --------           ---------            -----------          ----------
Revenue............................   100.0%             100.0%               100.0%               100.0%               100.0%
Cost of Goods Sold.................    53.1               57.6                 56.2                 58.9                 51.4
                                     --------            --------           ---------            -----------          -----------
Gross Profit.......................    46.9               42.4                 43.8                 41.1                 48.6
Selling, General &
Administrative Expenses............    37.3               32.6                 34.7                 35.0                 39.0
                                     --------            --------           ---------            -----------          -----------
Income from Operations.............     9.6                9.8                  9.1                  6.1                  9.6
Interest Expense...................     1.7                1.7                  1.5                  1.6                  1.3
Interest Income....................      .2                 .1                   .1                  0.1                  0.1
Forgiveness of Note
Receivable.........................     (.2)               --                   --                   0.1                  --

Forgiveness of Debt................      --                1.3                   .9                  2.5                  --
Gain (Loss) on Sale of
Fixed Asset .......................     (.1)                .1                   .2                   --                  --

Rental Income......................      .1                 .3                   .2                  0.3                  0.2
Gain on Sale of
Minority Interest..................      --                 .3                   .2                  0.5                  --

Income Before Provision
for Income Taxes and
Minority Interest..................     7.9               10.2                  9.2                  8.0                  8.6

Provision for Income
Taxes..............................     4.1                4.5                  3.5                  3.5                  3.6
Income Before Minority
Interest...........................     3.8                5.7                  5.7                  4.5                  5.0
Minority Interest..................      .7                1.0                  --                   0.8                   --
                                     --------            --------           ---------            -----------          -----------
Net Income.........................     3.1%               4.7%                 5.7%                 3.7%                 5.0%
                                     --------            --------           ---------            -----------          -----------
                                     --------            --------           ---------            -----------          -----------

AMORTIZATION OF GOODWILL

         On January 1, 1998, the Company issued 522,600 shares of the Company's Common Stock to minority interest holders in exchange for all of their shares in the Company's subsidiaries. In connection with this purchase, the Company recorded additional goodwill of $194,924.

         On March 25, 1998, the Company acquired all of the assets and certain liabilities of Wyman for $830,620. The Company recorded $511,200 in excess of cost over fair value of net assets acquired, which is being amortized on a straight-line basis over fifteen years.

         The net affect of these two transactions is to increase the amortization of goodwill, which is a non-cash charge, and which will reduce future net income after depreciation and amortization by $47,075 annually over the next fifteen years.

SEVEN MONTHS ENDED JULY 31, 1998 AND 1997

         REVENUE. Revenue for the seven months ended July 31, 1998 was $6,255,944, an increase of 54% over the same period last year. The increase was primarily attributable to internal growth and marketing, and to a lesser extent, to the acquisition of Wyman in late March 1998.

         GROSS PROFIT. The gross profit margins for the seven months ended July 31, 1998 were $3,037,387, an increase of 83% over the same period last year, 12% of which was attributable to the acquisition of Wyman and the balance of which as due to increased volume through internal growth and marketing. The Company's gross margins were up for the seven months ended July 31, 1998 as a result of the economies associated with the higher sales volume.

         INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST. The income before provision for income taxes and minority interest for the seven months ended July 31, 1998 was $535,881, up 64% from the same period last year. The income before provision for income taxes and minority interest was 8.6% of sales versus 8% for the same period in the prior year. This percentage became more favorable during the summer and fall months before dropping off again in the holiday season.

         INTEREST EXPENSE. Interest expense was $80,991 for the seven months ended July 31, 1998 or a 23% increase over the same period in the prior year. This increase was due primarily to increased debt associated with business acquisitions and the use of operating lines of credit.

         NET INCOME. Net income for the seven months ended July 31, 1998 was $313,321, a 107% increase over the same period ended July 31, 1997. The increase was due primarily to the higher sales volume and the efficiencies associated thereof. A portion of the increase in sales volume was attributable to the acquisition of Wyman. The operation of Wyman Testing, the Company's subsidiary that held the assets of Wyman, during April and May 1998 accounted for approximately 10% of the increase in net income for the Company.

YEARS ENDED 1997 AND 1996

         REVENUE. The Company had revenues of $7.77 million for 1997, an increase of 56% over 1996. This increase of revenues was due primarily to the recognition of a full year's revenues of TESD in 1997, which was acquired in late 1996. Other factors contributing to the increase in revenues were internal growth through its own marketing efforts and the favorable business climate.

         GROSS PROFIT. The Company had gross profit of $3.3 million for 1997, an increase of 41% over 1996. This increase in gross profit was due primarily to the recognition of revenues from TESD in 1997. The gross profit margin was down approximately 4% as a percentage of sales due to more aggressive marketing and pricing tactics employed in 1997 as well as costs associated with the startup of new operations in Florida. Although the gross margins were down as a result of these tactics, the operating income was up as a percentage of sales due to the economies of scale associated with the increased volume.

         INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST. Income before provision for income taxes and minority interest in 1997 was $789,665, an increase of 103% over 1996. The increase in profits was due primarily to the economies associated with the higher sales volume as well as to the recognition of revenues from TESD for the full year in 1997.

         INTEREST EXPENSE. Interest expense was $130,605 in 1997, an increase of 55% over 1996. This increase was due primarily to increased debt associated with business acquisitions and the use of operating lines of credit.

         NET INCOME. Net income for 1997 was $364,156, an increase of 138% over 1996. The increase was due primarily to the recognition of net income from TESD for the full year in 1997 and to the greater sales volume and the resulting economies of scale.

LIQUIDITY AND CAPITAL RESOURCES

         During the seven months ended July 31, 1998, the Company's net cash provided by operating activities was $260,576, an increase of 109% over the same period in 1997. In 1997, the Company's net cash provided by operating activities was $267,586, an increase of 400% over 1996. The increase in cash provided by operations in the seven months ended July 31, 1998, compared to the same period in 1997 was due primarily to the Company's higher earnings and improved working capital. The increase in fiscal 1997 compared to 1996 was due primarily to the same factors. The improved working capital primarily reflected an improvement in the days sales held in receivables, including collections of retentions on certain federal projects nearing completion, and, to a lesser extent, higher trade payables.

         The Company entered into a $1.7 million line of credit with a commercial bank in May 1998. In October 1998, the $1.7 million line of credit was refinanced into a $1,200,000 note payable and a $500,000 line of credit. The $500,000 line of credit expires in May 1999. The note payable is due over a sixty month period, beginning in January 1999, with principal reductions scheduled at the rate of $20,000 per month. At December 31, 1997, the Company had borrowings under other lines of credit that were paid in full with this new line of credit in May 1998. There was approximately $260,000 available to the Company under the new line of credit as of July 31, 1998. This new credit agreement is personally guaranteed by Dickerson Wright and his spouse, and secured by the Company's assets, including its accounts receivable. The maximum amount of the loan may not exceed 75% of the Company accounts receivable that are less than 90 days old. Interest on the loan is payable on a monthly basis at the prime rate. Further, the loan provides that the Company must meet certain covenants relating to, among other things, financial performance and the maintenance of certain financial ratios.

         The Company also has a line of credit with another commercial bank in the amount of $500,000. This line of credit is guaranteed by Dickerson Wright and his spouse. It is an unsecured note that is all due in July 2000. The note bears interest at the prime rate. There is $335,000 available on this line as of July 31, 1998.

         As set forth in Use of Proceeds, the Company plans to pay down its interest-bearing lines of credit to zero. This will reduce the Company's interest expense by approximately $125,000 annually, which will positively impact income before provision for income taxes.

         The Company also has commercial debt that is collateralized by certain equipment in the amount of $203,258 and $267,740 at December 31, 1997 and July 31, 1998, respectively.

         During the seven months ended July 31, 1998, the Company invested $830,620 in cash and notes and in the purchase of capital assets, including acquisitions. The Company did not purchase any capital assets or make any acquisitions in 1997. The Company invested $62,500 in the purchase of capital assets, including acquisitions, in 1996.

         During the seven months ended July 31, 1998, the Company's net cash provided by financing activities was $196,951, which primarily consisted of drawing down an operating line of credit. For the same period in 1997, the Company used net cash of $1,891 for financing activities, which primarily consisted of repaying an operating line of credit. In 1997, the Company used net cash of $123,947 for financing activities, which again primarily consisted of repaying an operating line of credit. The Company's net cash provided by financing activities was $67,422 in fiscal 1996, which primarily consisted of drawing down an operating line of credit.

         The Company currently intends to use approximately $2 million of the proceeds to fund acquisitions. Additionally, the Company intends to make acquisitions through other financing mechanisms such as notes and similar instruments. Historically, the Company has been able to make acquisitions with approximately 20-50% of the purchase price in cash and the balance in non-interest bearing purchase notes over extended time frames.

         The Company believes that its available cash and cash equivalents as well as cash generated from operations and its available credit line will be sufficient to meet the Company's cash requirements through December 31, 1999. During 1998, the Company intends to actively continue its search for acquisitions to expand its geographical representation and enhance its technical capabilities. The Company expects to utilize a portion of its liquidity over the next 12 to 18 months for acquisitions.

YEAR 2000 COMPLIANCE

         Management believes that the software packages currently in use and expected to be in use prior to the year 2000 are year 2000 compliant. Management does not expect the financial impact of required modifications to this software will be material to the Company's financial position, cash flows, or results of operations.

INFLATION

         The Company's operations have not been, and in the foreseeable future are not expected to be, affected materially by inflation.

ANY FORWARD LOOKING STATEMENTS OF MANAGEMENT CONTAINED IN THIS DOCUMENT HAVE BEEN COMPILED ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT AND CONSIDERED TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION OR WARRANTY REGARDING FUTURE OPERATING RESULTS OF THE COMPANY IS TO BE INFERRED FROM ANY FORWARD LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT.

                             BUSINESS

OVERVIEW

         U.S. Laboratories Inc., a Delaware corporation ("US Labs" or the "Company"), is an engineering services holding company that offers a wide range of engineering, inspection, construction materials testing, documentation, building inspections, and design services to clients. The Company's core service groups are construction materials testing and engineering, infrastructure engineering, and geotechnical engineering and consulting. Other non-core services offered by the Company include building condition surveys, construction management services, and environmental assessment services.

         The Company provides services on an integrated "start to finish" basis designed to guide clients through each phase of a construction project. The Company thereby becomes an integral part of the client's project team, and offers a comprehensive quality control program. US Labs creates value by delivering quality control and problem solving in a cost effective manner to meet clients' time and budget requirements.

         The Company provides services for a full range of residential development projects; commercial buildings; government facilities; and the transportation network including highways, bridges, piers, tunnels, and airports; dams, drainage basins, and storm water facilities; waste treatment facilities; and utility transfer systems. Generally, before construction, US Labs evaluates construction sites, building plans, and designs to assure compliance with the approved construction documents for the proposed project. US Labs performs site assessments, including soils engineering, materials engineering, and environmental assessments to detect any potential problems with the proposed site that could prevent or complicate the successful completion of the project. In addition, US Labs evaluates the onsite building conditions and recommends optimum methods and materials for building foundations, site preparation, and excavation. During construction, the Company will inspect each phase of the construction project, including excavation, foundations, structural framing, mechanical heating and air conditioning systems, electrical systems, underground utilities, and roofing. Where applicable, US Labs may use additional methods to test materials and work quality. When a project is complete, US Labs prepares an evaluation report of the project and certifies the inspections for the client. The Company also performs final inspections to determine the moisture resistance of windows, doors, foundations, and roofing. After construction of buildings, the Company offers periodic inspection services to assure that the building is being maintained in accordance with applicable building codes to assure maximum building life. US Labs may also perform indoor air and water quality tests during this period.

         Since 1993, the Company has followed a strategy of controlled growth through acquisitions to build the current infrastructure and to broaden its range of technical services. The Company has created this infrastructure through the completion of five acquisitions since the fall of 1993. The Company has also expanded its service mix by adding building condition surveys, construction administrative services, and environmental assessment services.

INDUSTRY OVERVIEW

         Numerous specialty services are provided to the construction and the related engineering and architectural design industries. The Company provides services in the areas of construction materials testing and engineering, geotechnical engineering and consulting services, and infrastructure engineering services, and to a lesser extent, environmental assessment services.

         Construction of a significant structure or building improvement represents a major permanent investment for any owner, whether commercial or governmental. The primary driver for materials testing, inspection services, and geotechnical services (soil and earth analysis) is an owner's concern to protect his or her investment through quality construction materials and workmanship that meet design specifications. Government agencies, architects, and engineering firms require that the quality of construction materials and on-site soil conditions be monitored in order to verify compliance with the project design conditions.

         Government agencies, owners, contractors, architects, and engineers hire materials testing and geotechnical consultants to test materials such as concrete, structural and reinforcing steel, and soil and aggregate both prior to commencing design and during the construction phase of a project. The quality of materials and their ability to conform to design specifications are critical to the future life and constructability of the facility. Three common types of construction materials and geotechnical tests are (i) soil tests for moisture content and compaction density, (ii) concrete tests for compressive strength, and (iii) structural and reinforcing steel tests for tensile strength and connection strength.

         The construction materials testing and engineering industry is driven by national and local economic conditions. Most of the construction materials testing and engineering services provided by the Company are for projects generally within 100 miles of the office. Geotechnical engineering and consulting services are less sensitive to geographical constraints. Construction activities can develop from commercial, industrial, institutional, and governmental entities. Construction materials testing and engineering services and geotechnical engineering and consulting services are considered mature markets, and a project award is generally based on service reputation, price, client relationship, and local competition. Delivery of services on a national basis through a network of offices is a factor considered by national clients. Expansion of construction materials testing and engineering services and geotechnical engineering and consulting services to new markets can be achieved through acquisitions of local service firms.

         In general, independent third party materials testing and inspection services and geotechnical engineering and consulting services for construction projects are required by owners on all new commercial and public construction projects over $1 million. Frequently, testing and inspection requirements also apply to renovation and repair projects as well. Select markets in the United States are experiencing strong growth in commercial, residential, and government construction. In particular, Southern California and Florida are currently experiencing an annual growth in construction spending in excess of 20%. Since 1992, total construction revenues have increased by 9% annually. This growth is expected to continue with total construction forecasted for 1998 at $355.7 billion. Typically, testing, inspection, and geotechnical services equate to approximately 2% of total construction costs, or $7 billion.

         The infrastructure market includes public projects in numerous areas, including the construction or remediation of highways, public transportation systems, railroads, bridges, dams, and airports. The Company currently offers infrastructure engineering services to highway construction and remediation projects. Local, state, and federal government spending heavily influence the market for engineering services in the infrastructure sector. Recently, the federal government enacted the Transportation Equity Act for the 21st Century (the "TEA-21"), which authorized approximately $204 billion for transportation infrastructure projects over the next six years. Of this amount, approximately $165 billion has been earmarked for highway improvements. Management estimates that approximately 3% percent of this $165 billion, or $4.9 billion, will be spent on engineering services. There is some risk that the Congress may not appropriate the funds designated in the TEA-21, but the legislation contains provisions that are designed to prevent future Congresses from not spending the funds authorized in the TEA-21. Additionally, the amount appropriated may change due to fluctuations in revenue flow into the Highway Trust Fund.

         Demand for environmental services is currently driven by economic and liability management considerations. Asset preservation, liability, and health related considerations have increasingly driven demand in the environmental services industry, while regulation has decreased as a factor. As a result of these market dynamics, environmental administration has become an integral component of day-to-day property management activities. Today many companies insist that environmental improvement expenditures not only satisfy regulatory compliance, but also be justifiable on other grounds, such as protecting assets, increasing workplace safety, reducing health risks, improving public relations, minimizing waste, preventing pollution, and reducing financial liabilities. Management believes that the Company is well positioned to take advantage of certain rapidly growing sectors of the approximately $16 billion environmental services industry. In addition, this industry segment is highly fragmented and management believes that the industry presents many favorable opportunities for growth through acquisitions.

BUSINESS STRATEGY

         The Company's strategic goal is to be a leading provider of construction materials testing and engineering services, geotechnical engineering and consulting services, and infrastructure engineering services through the consolidation of independent companies and internal growth. US Labs is achieving its business objectives through strategic acquisitions, emphasis on premium national accounts, expansion of infrastructure engineering services, the balance of public sector and private industry clients, expansion of international services, and expansion of domestic geographic markets.

         PURSUE STRATEGIC ACQUISITIONS. Management believes that the industry for engineering services is fragmented and that there are opportunities to acquire local engineering services companies. Management estimates that there are 3,500 companies whose businesses are complementary to those of the Company. Management further believes that its existing infrastructure provides a platform for "tuck in" acquisitions of regional and local companies. A "tuck in" acquisition is where the Company integrates the acquisition with its existing regional management. Management believes that the expertise it has developed in identifying, completing, and integrating acquisitions provides the Company with a competitive advantage in entering new geographical markets. The Company plans to apply its expertise in assimilating acquired companies' personnel and branch operations into the Company's existing infrastructure and expanding acquired companies' service and product offerings to existing clients. This will strengthen its position as an industry consolidator through acquisitions that meet its operating, financial, and geographic criteria.

         For example, in 1998, the Company made a "tuck in" acquisition in Jupiter, Florida. The net acquisition cost $35,000 in return for a client base that management anticipates will generate in excess of $500,000 in annual sales. Additionally, the Company was able to secure the services of a key employee to run that satellite operation. In New Jersey, the Company made an acquisition of two satellite offices from a national competitor in May 1998. Management estimates that the client base acquired in this transaction should generate in excess of $750,000 in annual sales and annual net profits of $75,000 to $110,000.

         In analyzing new acquisitions, the Company normally pursues acquisitions that either provide the critical mass to function as a profitable, stand-alone operation, or are geographically situated so that they can be integrated into existing Company locations. If a stand-alone operation, the acquired company must possess an experienced management team thoroughly committed to going forward with the Company. Management also must identify how the profitability of a new acquisition can be improved as part of the Company's operations through the integration of the new personnel into the Company's management systems as well as the expansion of the service and product offerings to existing clients. The Company believes it can improve the operations of its acquisitions by providing superior marketing and sales support, customer service, cash management, financial controls, and human resources support.

         Since 1993, the Company has been implementing this strategy, the key elements of which are designed to establish a national infrastructure of branch office locations and diversify its service offerings. US Labs currently operates facilities serving San Diego, Riverside, San Bernardino, Orange, and Los Angeles counties in Southern California; the New York City metropolitan area and northern New Jersey; Atlantic City and central New Jersey; Philadelphia and southwest New Jersey; and Miami, Fort Lauderdale, Palm Beach, Jupiter, and Orlando, Florida.

         TARGET PREMIUM NATIONAL ACCOUNTS. As a result of its acquisition strategy, the Company has expanded its service offerings and client base. This has resulted in the ability of the Company to attract premium national accounts such as Home Depot, Marriott, Target, Wal-Mart, Disney, and Nordstroms. Management expects these opportunities to continue at an accelerated rate.

         INCREASE INFRASTRUCTURE ACCOUNTS. The successful implementation of strategies designed to increase service offerings has resulted in the Company's ability to capitalize on certain high-growth market opportunities. Because of the Company's recent expansion into infrastructure engineering services, the Company is well positioned to take advantage of the approximately $165 billion authorized under the TEA-21 for highway construction and related services.

         BALANCE PUBLIC SECTOR AND PRIVATE INDUSTRY SERVICES. The Company continues to be successful in maintaining a balance between business from the public sector and private industry clients. The private industry sector allows the Company to take advantage of increases in private construction during times of economic expansion. The public sector clients provide the Company a continued revenue source during times of economic slowing because public sector projects are not as sensitive to downturns in the economy as private industry projects.

         EXPAND INTERNATIONAL SERVICES. In the Latin America markets, the Company is in the early stages of its long-term effort to take advantage of a developing demand for quality services that meet American standards in the construction industry. The Company is presently working for large international clients providing services along the Mexican border regions. Current or recently completed projects include services for Rockwell International, Sanyo, Sony, Sherwood Medical, and Security Capital Industrial Trust. The Company intends to use these and other relationships to pursue new opportunities in the Latin America region. As part of its acquisition strategy, the Company will also consider acquisitions with existing operations or business relationships in attractive international markets.

         EXPAND DOMESTIC GEOGRAPHIC MARKETS. The Company is targeting ten geographical areas for expansion. Management believes that one key executive can efficiently manage an operation with $10 million in annual sales. The Company intends to identify and develop ten managers through its internal training programs and from key managers of acquisitions. As each operating division grows, it will continue to reduce overhead as a percentage of sales. Further, because US Labs provides ancillary administrative support necessary to run each division, the division level executives are encouraged to manage these operations in a more decentralized fashion. Consequently, the division level managers can react to regional business practices and traditions. The Company is committed to future expansion and has targeted the West Coast and the Mid-Atlantic regions for expansion.

DESCRIPTION OF ENGINEERING SERVICES

         The Company's service to clients begins before an actual construction project commences. US Labs evaluates construction sites, building plans, and designs to assure compliance with the approved construction documents for the proposed facility. US Labs' licensed engineers perform structural evaluations with a licensed engineer. US Labs performs site assessments, including soils engineering, materials engineering, and environmental assessments to detect any potential problems with the proposed site that could prevent or complicate the successful completion of the project. In addition, US Labs evaluates the onsite building conditions and recommends optimum methods and materials for building foundations, site preparation, and excavation.

         When construction commences, the Company begins its onsite consulting by monitoring construction quality control. US Labs will visually inspect each phase of the construction project, including excavation, foundations, structural framing, mechanical heating and air conditioning systems, electrical systems, underground utilities, and roofing. Where applicable, US Labs may use additional methods to test materials and work quality. Testing of the metals, concrete, and other materials used in construction continues through each phase of the project. US Labs maintains a comprehensive involvement during the construction phase to assure compliance with the design specifications and to monitor the overall quality of work.

         During construction, the Company actively maintains contact with client project managers. Problems detected or anticipated are identified, and US Labs assists its clients in determining appropriate, cost effective solutions. The Company periodically provides construction progress inspections and assessment reports. When a project is complete, US Labs prepares an evaluation report of the project and certifies the inspections for the client. The Company will also perform final inspections to determine the moisture resistance of windows, doors, foundations, and roofing. After construction, the Company offers periodic building inspection services to assure that the building is being maintained in accordance with applicable building codes to assure maximum building life. US Labs may also perform indoor air and water quality tests during this period.

         CONSTRUCTION MATERIALS TESTING AND ENGINEERING SERVICES. The Company provides testing and client representative services related to concrete and steel materials used in the construction industry. From the preconstruction stage of evaluating materials to the completion of the project, the Company's range of services supporting construction projects include quality assurance and quality control, construction specifications, test evaluations, materials performance documentation, and problem solving. The Company conducts these services in its laboratories prior to and during construction, in the fabrication plant, and at the construction site.

         The Company's expertise in these areas provide valuable assistance to clients in the construction of major buildings of all types and sizes including industrial, office, retail, medical, school, military, and governmental, as well as highways, railroads, dams, bridges, transmission towers, airports runways, water supply facilities, wastewater treatment facilities, dock and waterway facilities, solid waste landfills, power plants, and many other structures. Potential clients include architects, engineers, contractors, commercial developers, local, state, and federal government agencies, corporations, and other user-owners.

         The Company provides testing of concrete and structural and reinforcing steel through proven systematic methods and procedures of quality control management. The Company customizes project work to meet the specific needs of the client. The Company is able to deliver materials testing services on-site for the duration of a construction project, giving it a competitive advantage over other providers. Concrete is tested during and after placement to measure the consistency and strength of concrete. Specifications are developed by the architect or engineer for the design of the structure or foundation, and are verified during construction by the Company. Steel structures are tested for compliance. While many steel tests and inspections are performed at the project site, tests and inspections are also done at the steel fabrication plant, where the process can be monitored and imperfections can be corrected before shipment to the project. Concrete and steel samples collected in the field are transported back to the local Company laboratory for analysis. Field representatives are deployed to the job site from the nearest area office providing these services. Typically, within a 100-mile radius is the most economically feasible distance for providing these services. Therefore, the Company only provides these services in areas with construction activities to support the necessary operational resources. Periodically, field offices are established to accommodate large projects.

         All field personnel work directly under the supervision of licensed civil/geotechnical engineers. These engineers actively participate in American Society of Civil Engineers, American Council of Independent Laboratories, American Public Works Association, and other similar professional groups in order to remain current with changes in the industry. As members of the International Conference of Building Officials, the Company's personnel receive notification of all code changes. All field personnel must maintain and renew licenses in their respective areas of inspection. All laboratories are inspected biannually by the Cement and Concrete Reference Laboratory (CCRL) of the National Institute of Standards and Measures. Additionally, the Company's laboratories participate in proficiency programs conducted by CCRL and the American Association of State Highway and Transportation Officials.

         INFRASTRUCTURE ENGINEERING SERVICES. The Company provides inspection and testing services similar to those provided to the Company's construction materials testing and engineering services and geotechnical engineering services clients. These services are provided to support the planning and construction of the transportation network including highways, bridges, piers, tunnels, airports, and other similar structures; dams, drainage basins, and storm water facilities; waste treatment facilities; and utility transfer systems.

         The Company believes that these services will be in increasing demand in the future as the country moves to repair its deteriorating infrastructure and as funding becomes available as a result of Congress' recent TEA-21 funding package authorizing approximately $165 billion for highway and infrastructure improvements. Having recently become active in providing infrastructure engineering services, the Company is well positioned to take advantage of the substantially increased expenditures projected for transportation construction.

         GEOTECHNICAL ENGINEERING AND CONSULTING SERVICES. The Company's geotechnical engineering and consulting services involve the analysis of soil data and design of structures supported on or within the earth. Geotechnical services begin with the project planning and design phase of a project, extend through construction, and often continue through the service life of a structure. Geotechnical engineers, geologists, and earth scientists conduct geotechnical, subsurface explorations to ascertain the behavior of soil, rock, and groundwater as affected by existing geologic features and new construction activities. The Company's professionals have expertise in soil and rock mechanics, geophysics, and earthquake engineering. The design of a subsurface program requires familiarity with local geology and a thorough knowledge of economical construction methods. The Company provides expertise to customers through its offices staffed by professionals with local expertise in a wide variety of soil conditions.

         Soil tests are performed to determine soil compaction characteristics both before foundation design and after excavation or soil placement have taken place. The purpose of these tests is to determine the stability and load-bearing characteristics of a soil before, during, and after construction. The Company uses the expertise of its geotechnical engineers, geologists, and experienced field drilling personnel to design a field exploratory program. The field data and samples are brought to the Company's soil laboratories for further testing and evaluation. The information obtained during the field exploration and laboratory testing is used to provide the client with cost-effective designs for high-rise building foundations, site improvements, tunnels, dams, manufacturing facilities, landfills, bridges, and many other structures. The Company also provides specific recommendations to avoid delays and cost overruns during construction, particularly in the weather-dependent site preparation phase of a project. An engineering report is prepared under the direction and review of a licensed professional engineer familiar with the particular geologic conditions and engineering requirements for the project.

OTHER SERVICES AND PRODUCTS

         In addition to the core services described above, the Company maintains specialized services that can be integrated with the overall needs of its clients. This is part of the Company's overall business strategy to build and maintain client relationships while adjusting to the market demand for professional services. Most of these services have either developed within the last five years or been obtained through recent acquisitions. The following is a description of some of the non-core services offered by the Company to complement its core business.

         BUILDING CONDITION SURVEYS. As part of its integrated service strategy for commercial and industrial clients, the Company also offers building condition surveys. As a general rule, building condition surveys involve an evaluation of the facility's heating, ventilation, and lighting systems, water services, roofing system, and structural or architectural construction or both. This service is frequently associated with the purchase of real estate where the purchaser requires an evaluation of operation and maintenance exposures of property prior to closing. These services are also integrated with other US Labs commercial and industrial project services such as Phase I and Phase II environmental assessments, asbestos assessments, and indoor air quality consulting. The Company is in the process of promoting and developing building condition surveys on a national level.

         CONSTRUCTION ADMINISTRATIVE SERVICES. Through its effort to serve its clients' needs and generate additional profitable revenue sources, the Company extends its services to include construction administrative services. These services range from acting as the client's field representative during construction to overall responsibility for the project's quality issues. The client representative assures that the construction is done according to the plans and specifications developed by either the architect or engineer. These services are typically billed on either daily rates or hourly rates plus expense reimbursement. An example of these services is a recent long-term contract to act as the Orange County, Florida's school district field representative for all of its new construction and building maintenance. In the case of this school district, which encompasses the entire city of Orlando, the Company is acting like a building department: issuing permits, conducting inspections, and certifying compliance with codes. This form of outsourcing by municipalities, schools, and other governmental agencies is a growing trend, which bodes well for the type of services US Labs provides.

         ENVIRONMENTAL ASSESSMENT SERVICES. The majority of the Company's project activities within this segment focus on identifying potential environmental hazards and risk exposures. The Company provides environmental consulting services to corporate and governmental clients. Many of these clients are large regional and national corporations with multi-site consulting needs. Client relationships and quality of service delivery primarily drive the market for these services.

CONTRACTUAL ARRANGEMENTS

         The Company often provides services for its major clients under arrangements involving continuing service agreements. These arrangements are usually on a "time-and-materials," "cost-plus-fixed-fee," or a "fixed-price" basis, and are usually terminable on advance notice by either party. In 1997, approximately 60% of the Company's projects were on a time-and-materials basis, under which the Company billed its clients at fixed hourly rates plus subcontracted services and materials used. In 1997, an additional 25% of the Company's work was performed under cost-plus-fixed-fee agreements where the Company and the client agreed to a budgeted contract, but the client covered overruns and was credited for any savings realized under budget.

         Fixed-price arrangements, under which the Company agrees to perform a stated service for a set price regardless of the time and materials cost involved, represented approximately 15% of the Company's business in 1997. Although this type of contract does carry the risk that the cost to the Company for performing the agreed-upon services may exceed the set price, a fixed-price also has the benefit of potentially higher profit created by all savings under the contract amount. With military projects, the Company has used fixed-price contracts very successfully where very detailed project plans and specifications are available. When quoting a fixed-price contract, the Company marketing personnel provide detailed breakdowns of all phases of the work specified including man-hours, tests, and construction schedule assumptions. The fixed-price contract is thus based upon a clearly defined scope of work and contract duration. During the course of the project this scope of work and contract duration is constantly monitored, and any expansion of the scope of work or contract duration is billed as an extra to the contract.

MARKETING AND SALES

         The Company provides its professional consulting, engineering, and testing services in the construction industry to Fortune 500 companies, ENGINEERING NEWS RECORD (ENR) top 400 contractors and construction engineering firms, small companies, real estate property owners and managers, and federal, state, and local governments. The Company's contracts are obtained by its sales staff through relationship building followed by proposals and bidding. The current sales staff consists of one to two sales representatives in each Company location, and estimators as well as clerical staff back up these sales personnel. Referrals from existing and former clients, architects, and engineers are a significant source of contract leads. The Company has been able to sell both construction materials testing and engineering services, geotechnical services, and environmental services, to the same clients.

         The Company presently markets its services through its subsidiaries. Direct marketing is accomplished by technical sales representatives, technical personnel, and management personnel who routinely call on prospective clients. The Company also utilizes government and industry publications to identify potential services and requests for project proposals for submission of competitive bids.

         Recent trends in the engineering and consulting market require that a service provider commit considerable resources toward maintaining and developing client relationships. This shift from project-specific to long-term client relationship partnering requires a service provider to dedicate both technical and marketing resources toward tailoring services for a client. It also requires the provider to maintain a broad range of responsive, quality services. The rewards of this client relationship partnering and quality, service-focused programs are continued revenues from repeat customers and, in many instances, sole source solicitation and award of work to the firm.

INTERNATIONAL SERVICES

         In the Latin America markets, the Company is in the early stages of its long-term effort to take advantage of a developing demand for quality services that meet American standards in the construction industry. The Company is currently working for large international clients providing services in the border regions of Mexico primarily for the construction of office and industrial facilities. New construction is booming in the Tijuana/Ensenada area as well as Mexicali, which is located 100 miles inland from the Tijuana/Ensenada area. Current or recently completed projects include facilities for Rockwell International, Sherwood Medical, Samsung, Sanyo, and Sony. The work the Company has performed in Mexico to date has been contracted for by U. S. companies and paid for by these companies in U.S. dollars. The Company intends to use these and other relationships to pursue new opportunities in the Latin America region.

KEY CLIENTS AND PROJECTS

         US Labs' services and products are applicable to a full range of business, manufacturing, institutional, and government sectors. However, based on demand for its services, existing relationships, and revenue generation potential, the Company has targeted real estate management and development firms, large general contracting firms, large construction management firms, national corporate owners/users, state transportation agencies, municipalities, public school systems, public housing authorities, and the U.S. Department of Defense as key client sectors for development under its sales activities.

         US Labs' client list is comprised of hundreds of different customers. The Company serves the private commercial market, the public sector, and a variety of "public interest" or non-profit organizations. In 1997, no single customer accounted for more than 5% of the Company's revenues. The following is a representative list of the Company's clients.

                        PRIVATE COMMERCIAL CLIENTS


Wal-Mart                                                           Nordstroms
Neiman Marcus                                                      Home Depot
Saks Fifth Avenue                                                Circuit City
Lord & Taylor                                                        Marriott
Hilton Hotels                                                     Walt Disney
Claridge Casino Atlantic City                              Bally's Park Place
Sea World San Diego                                 Universal Studios Orlando
Lockheed Martin                                              Sports Authority
Rite-Aid                                                        Target Stores

                          PUBLIC INTEREST CLIENTS

Giants Meadowlands                              California State Universities
San Diego Qualcomm Stadium                               Princeton University
Florida Panthers Ice Hockey                          University of California

                           PUBLIC SECTOR CLIENTS

New Jersey Turnpike Authority                         Port Authority New York
New Jersey Transit Authority                        Port Authority New Jersey
New Jersey Sports & Expositions                                      CalTrans
City of Los Angeles                                         City of San Diego
San Diego County                                           Los Angeles County
United States Navy                                Port Authority of San Diego

         One marketing and operational goal the Company has worked towards is an equal balance between private industry and public sector work. The Company has maintained this goal although the percentage breakdown in the three regional areas the Company serves has varied. In Southern California, the split between private industry and public sector work has been evenly split. In the New Jersey area, approximately 25% of the work has been private industry and 75% public sector. In Florida, the Company's market has been approximately 75% private industry and 25% public sector.

         The following is a representative list of the projects for which the Company has provided engineering services.

NEW JERSEY                                                    FLORIDA                                         SOUTHERN CALIFORNIA
                                                  OFFICE BUILDINGS/HIGH-RISES

Hoffman-LaRoche                                                 IBM                                                          Sony
Merck & Company                                               Motorola                                                     Uniden
Liberty Plaza                                             Kemper Insurance                                      Johnson & Johnson

                                                    REGIONAL SHOPPING MALLS

Monmouth Mall                                        Plantation Fashion Mall                                  Fashion Valley Mall
Sheridan Plaza                                             Hollywood Mall                                            Horton Plaza
Garden State Plaza                                      Sawgrass Mills Mall                                       Seaport Village
Paramus Park                                            Pembroke Lakes Mall                               University Towne Centre


                                        29

NEW JERSEY                                                    FLORIDA                                         SOUTHERN CALIFORNIA

Jersey Garden Mall                                                                                              North County Fair

                                                     HOTELS/AMUSEMENT PARKS

Bally's Park Place                                       Universal Studios                                              Sea World
Caesar's Hotel/Casino                                       Disney World                                          Marriott Towers
Six Flags Great Adventure                                  Marriott Inns                                  Hyatt Regency Adventine
Claridge Hotel & Casino                                  Loew's Miami Beach                                 Sheraton Torrey Pines

                                                          UNIVERSITIES

Princeton University                                     Palm Beach College                          California State  University
Farleigh Dickenson University                        Broward Community College                           University of California
Rutgers University                                  Florida Atlantic University                           University of San Diego


                                            GOVERNMENT/MUNICIPALITIES/SCHOOL DISTRICTS

FAA                                                     Homestead Air Force Base                                     MCAS Miramar
Casino Development Authority                    Florida Department of Transportation                             NAS North Island
New Jersey Transit                                     Orange County Schools                                   MCS Camp Pendleton
New Jersey Veterans Administration                     Ft. Lauderdale Museum                            San Diego Unified Schools
New Jersey Water District                            Miami/Dade County Schools                                   Coronado Schools
                                                       Plantation City Hall
                                                  Kravis Center Performing Arts

                                                            HOSPITALS

Englewood Hospital                                      Kendall Reg. Center                                   Children's Hospital
Hackensack University Hospital                           Holy Cross Cancer                                        Kaiser Hospital
Passaic General Hospital                              Sunrise Medical Center                                       Scripps Clinic
Palisades General Hospital                            Holy Redeemer Hospital                                        UCSD Hospital
Morristown Memorial Hospital                                                                                Balboa Naval Hospital
                                                                                                        Scripps Memorial Hospital

                                                        PUBLIC FACILITIES

Princeton Stadium                                      Florida Panther Arena                           San Diego Qualcomm Stadium
Giants Meadowlands Stadium                                                                            San Diego Convention Center

EXAMPLE OF CLIENT ENGAGEMENT

         One of the Company's recent high profile projects was the expansion and redevelopment of Fashion Valley Regional Shopping Mall, a $200 million, two-year project in San Diego. The client was the owner of the shopping center, a partnership between Lend Lease Development, an international real estate conglomerate, and Equitable Life. The Company provided geotechnical services, and construction materials inspections and testing for seven parking structures and the construction of a second retail level over the existing shopping mall. Geotechnical services involved compaction testing for foundations and footings, trenches, and driveways. The parking structures were poured in place concrete and precast concrete panel construction over driven concrete piles. Not only were concrete quality control inspection and compression testing required, but masonry and structural steel inspections were also necessitated. The second story mall was of steel frame construction, and therefore sophisticated welding and structural steel inspections were required as well as concrete, masonry, fireproofing, roofing and waterproofing inspection and testing.

         Because the existing business within the mall remained open for business during construction, much of the concrete and structural steel work was completed between 10:00 p.m. and when the stores opened the following morning. In addition to providing services for the parking structures and the mall expansion, the Company was also contracted with Nordstroms to provide similar services for the reconstruction of this anchor tenant. The Company's total fees on the project approached one million dollars. All work was performed on a time and materials basis at negotiated rate levels and estimated budgets. On peak activity days as many as eight Company inspectors or technicians worked at Fashion Valley supported by the engineering and laboratory staffs.

INFORMATION SYSTEMS AND THE YEAR 2000

         Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than two years, computer systems or software used by many companies or both may need to be upgraded to comply with "Year 2000" requirements. The Company has assessed its management information systems and does not currently expect that any material expenditures will be required in connection with the modifications that will be required for these systems. Moreover, the Company has recently implemented or is in the process of implementing new systems that are already Year 2000 compliant and it does not believe that the total cost of any potential modification of such management information systems will be material. There can be no assurance that the Company or its vendors will be able to successfully modify on a timely basis their respective management information systems to comply with Year 2000 requirements.

         The Company is in the process of addressing Year 2000 issues. The Company is currently converting its accounting and management information systems to a system consisting of new hardware and packaged software recently purchased from a large recognized industry vendor, State of the Art (MAS 90), who has represented that these systems are Year 2000 compliant. The Company's remaining operations are generally dependent only on personal computers and off-the-shelf commercial word processing, drafting, spreadsheet and engineering software. Year 2000 compliant versions of these systems are currently available, and the Company will convert to these compliant systems over the next year and a half as the Company upgrades its operational personal computer systems in the ordinary course to the most recently issued software releases.

         The Company has expanded substantially over the past several years, primarily as a result of acquisitions. The process of integrating acquired businesses has placed significant demands on the Company's management information systems. To address these demands, the Company is in the process of upgrading and replacing its management information systems. This process of upgrading and replacing its management information systems has required, and will continue to require, substantial attention from members of senior management. The Company is within 90 days of completing systems upgrades to its management information systems, and the upgrade is 60% complete, but no assurance can be given that such system upgrade will be completed successfully. The failure by the Company to successfully upgrade its management information systems could have a material adverse effect on its results of operations.

OFFICE AND SUPPORT SERVICES

         US Labs operates through eight offices located in three states. The office is the basic economic and functional unit of the Company through which all services are provided. Personnel located in each office are experienced in developing and implementing solutions, which meet the requirements of local regulations. The Company monitors all branches through a subsidiary president. Each subsidiary of US Labs is responsible for introducing new services to customers, managing projects within budget, and meeting pre-established quality control standards. Each subsidiary also has dedicated sales and marketing staff. The Company provides each subsidiary with accounting, administration, and human resources support.

BACKLOG

         The Company often provides services on major long-term contracts or continuing service agreements that provide for authorization of funding on a task or fiscal period basis. The Company's marketing staff submits new bids and proposals each day, and almost every day call in work is received at all Company locations. At July 31, 1998, the Company had approximately $7.2 million of gross revenue backlog compared to $4.2 million at July 31, 1997. The

July 31, 1997 includes the backlog of Wyman before the acquisition of all of its assets and certain of its liabilities. The gross revenue backlog consists of uncompleted contracts, work-in-progress, and continuing contracts. This level of backlog will also be supplemented by a minimum of 10% of additional work, which will be undertaken during the remainder of 1998.

         The Company bills for its services monthly for work completed during the previous month. All billing is done on the regional level, and all accounts receivable responsibilities are also handled on the regional level with overall supervision from the Company's headquarters. Collection periods for the Company's receivables range between 70 and 75 days. An allowance for doubtful accounts is typically established equivalent to one percent of gross revenues.

SEASONAL FACTORS

         Due primarily to more holidays and inclement weather conditions, the Company's operating results during January, February, and December are generally lower in comparison to other months. Because all field and most lab personnel are paid on an hourly basis, the Company can reduce its expenses for direct labor as the workload decreases. Historically enough work exists during the slow months to keep the hourly work force in tact at reduced levels until volume increases after the winter months.

COMPETITION

         The services that the Company provides are subject to intense competition. In addition to the thousands of small consulting and testing firms operating in the United States, the Company competes with several national engineering and consulting firms including Law Companies Group, Inc.; Harding Lawson Associates Group, Inc.; Dames & Moore, Inc.; and Professional Service Industries, Inc.

         Certain of the Company's present and future competitors may have greater financial, technical, and personnel resources than the Company. It is not possible to predict the extent of competition that the Company will encounter in the near future as construction materials testing and engineering, infrastructure, geotechnical, environmental services industries continue to mature and consolidate. Historically, competition has been based primarily on the quality, timeliness, and costs of services. The ability of the Company to compete successfully will depend upon its marketing efforts, its ability to accurately estimate costs, the quality of the work it performs, its ability to hire and train qualified personnel, and the availability of insurance.

ORGANIZATION

         US Labs was established in 1993 to acquire regional engineering services firms. Currently, the Company is comprised of four operating units and the holding company.

         PEICO was founded in 1984 and is located in South Florida. PEICO's core business is to provide geo-technical engineering, construction testing and inspection, structural engineering and design services. Over the past ten years PEICO has successfully provided professional services on over 2,000 projects with construction budgets from $500,000 to $200,000,000. US Labs acquired PEICO in 1994.

         USEL has three locations in New Jersey and was founded 1993 to provide construction engineering, inspection, and testing services to northeast clients. At present USEL is one of the largest operations of its type serving the Metropolitan New York, New Jersey, and Philadelphia region.

         TESD was founded in 1946 and has provided engineering and consulting services to the Southern California construction industry for over 50 years. TESD was acquired by U.S. Labs in 1996 and provides engineering, testing, and inspection services identical to those provided by PEICO and USEL. Wyman was founded in 1973, and currently serves the Southern California and Mexican border market and is licensed in Nevada. Substantially all the assets and certain of the liabilities of Wyman were acquired by Wyman Testing, a subsidiary of the Company, in 1998, and Wyman Testing was subsequently merged into the operations of TESD.

         In August 1998, the Company formed another subsidiary for a new office in Irvine, California.

INSURANCE

         The Company has secured a "claims made" professional liability insurance policy, including contractor's pollution liability coverage. The professional liability insurance policy has a two-year term, ending on January 1999, which is subject to biennial renewal, with a two-year, per-claim, and aggregate limit of $2 million, and a deductible of $20,000 per claim. Increased limits have been obtained on a specific endorsement basis to meet the needs of particular clients or contracts. A "claims made" policy only insures against claims filed during the period in which the policy is in effect. This policy covers both errors and omissions. To date no insured losses have been experienced.

         The Company also carries an occurrence form general liability insurance policy in the amount of $2 million, with a $5 million umbrella. This coverage includes products/completed operations. The general liability insurance policy has a one-year term, ending in January 1999 and is subject to annual renewal. The Company's policies have been renewed in each of the years that they have been in effect.

         In addition, the Company is currently negotiating a claims made directors and officers' liability insurance policy with an aggregate limit of $2 million, which will increase to $6 million prior to the initial public offering. This policy has a one-year term that expires in October 1999. The Company can make no assurance that insurance coverage will continue to be renewed or available in the future or offered at rates similar to those under the current policies.

         In August 1998, the Company obtained key person life insurance policies on the lives of Dickerson Wright, Martin Lowenthal, Mark Baron, Christopher O'Malley, and Gary Elzweig. According to the provisions of those policies, the Company is the beneficiary in the amount of $3,650,000, $650,000, $300,000, $300,000, and $1,000,000, on the lives of Messrs. Wright, Lowenthal, Baron, O'Malley, and Elzweig, respectively.

GOVERNMENT REGULATION

         Except for state licensure requirements for the engineering component, there is limited regulation of the construction materials testing and engineering or geotechnical consulting service industries. Industry standards are set by agencies, including the American Society of Testing Material, the American Association of State Highway & Transportation Officials, the American Concrete Institute, and the American Welding Society. State and local building codes, the stringency of which varies by location, however, govern construction projects themselves.

PERSONNEL

         The Company employs approximately 200 regular, full-time employees, including 170 engineers, inspector and field lab technicians and 30 administrative personnel. None of the Company's employees are presently represented by a labor union. The Company believes it has good employee relations.

FACILITIES

         The Company owns no real estate, and all of its locations are leased as follows:

LOCATION                             FOOTAGE            LEASE EXPIRATION
---------                            -------            -----------------
South Coast Florida Office:           7,600             July 2000
4350 West Sunrise Boulevard
Plantation, Florida

Central Coast Florida Office:         1,600             June 2000
1001 Jupiter Park Drive
Jupiter, Florida

Central Florida Office:               3,000             Month-to-month
6220 South Orange Blossom Trail
Orlando, Florida

North New Jersey Office:              7,000             June 1999
903 E. Hazelwood Avenue
Rahway, New Jersey

New Jersey Coast Office:              2,000             March 1999
2511 Fire Road
Egg Harbor, New Jersey

South New Jersey Office:              3,700             May 2001
443 Commerce Lane
West Berlin, New Jersey

Southern California Offices:         11,000             May 2003
7895 Convoy Court
San Diego, California

17905 Skypark Circle                  3,200             August 2001
Irvine, California

LEGAL PROCEEDINGS

         As of the date of this Prospectus, the Company is not a party to any material legal proceedings. Notwithstanding this, from time to time, the Company may be involved in material litigation.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The directors, executive officers, and key employees of the Company and their ages and positions held with the Company are as follows:

NAME                                                 AGE        POSITIONS
----                                                 ---        ----------
Dickerson Wright(1)..........................        51         Chief Executive Officer,
                                                                President, and Chairman of the
                                                                Board of Directors

Gary H. Elzweig..............................        42         Executive Vice President and
                                                                Director

Donald C. Alford.............................        54         Executive Vice President and
                                                                Director

Mark Baron...................................        43         Executive Vice President and
                                                                Director

Martin B. Lowenthal..........................        41         Executive Vice President and
                                                                Director

James D. Wait................................        44         Chief Financial Officer,
                                                                Secretary, and Director

Thomas H. Chapman............................        68         Director *

James L. McCumber(2).........................        50         Director

Robert E. Petersen(1)(2) ....................        52         Director

Noel Schwartz(1).............................        70         Director

Irving Fuchs.................................        72         Director

----------------------------
*Mr. Chapman is a vice president of TESD, a subsidiary of the Company.

(1)  Member of Compensation Committee
(2)  Member of Audit Committee

         Each of the Company's directors is elected at the annual meeting of stockholders and serves until the annual meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal. The Underwriter has the right to observe Board meetings until February 18, 2001. No compensation is currently paid to directors for their service on the Board.

     Dickerson Wright, P.E., is founder of the Company and has served as Chairman of the Board of Directors and President of the Company since its incorporation in October 1993. Mr. Wright is a registered Professional Engineer with a strong track record of building and managing engineering service companies and over 25 years experience in the independent testing and inspection industry. From September 1990 to September 1993, he was the co-owner and Executive Vice President of American Engineering Laboratories, a company that reached sales of $13 million annually before it was sold. Mr. Wright also served as President and Chief Executive Officer of Western State Testing, as National Group Vice President of United States Testing Company, and as Executive Vice President of Professional Service Industries during this period of time.

     Gary H. Elzweig, P.E., is a co-founder of PEICO and has served as President of PEICO since its incorporation in March 1987. Mr. Elzweig has served as Executive Vice President and a director of the Company since May 1998. He is a registered professional engineer with over 20 years of experience in engineering, design, and testing. Mr. Elzweig earned his Bachelor's Degree from Columbia University, School of Engineers in 1977. Mr. Elzweig also serves as Chairman of Broward County's Board of Rules and Appeals Foundations Subcommittee, and Building Envelope Subcommittee.

         Donald C. Alford has served as Executive Vice President and a director of the Company since May 1998. Mr. Alford was an owner of Wyman and served as a Vice President and Chief Financial Officer from April 1996 until its acquisition by US Labs. Mr. Alford continued to work for US Labs as an officer of Wyman Testing after the acquisition of Wyman. Mr. Alford was co-founder of Cornerstone Development, a real estate company that developed approximately 20 major projects in the San Diego area from 1983 to 1991. From October 1991 to June 1994, Mr. Alford served as President of Procom Supply Corporation, a wholesale distributor of telephone equipment that achieved revenues of $20 million before being sold in 1994. Mr. Alford also served as Managing Partner of S.A. Assets, LLC, a real estate development company, from July 1994 to September 1996.

         Mark Baron has been President and director of Testing Engineers - San Diego since May 1998 and has served as Executive Vice President and a director of the Company since May 1998. Mr. Baron also was employed in the position of Manager of Business Development with Professional Services Industries from November 1989 to October 1996. He has over 20 years experience in the construction industry. Mr. Baron is a certified OSHPD Class A Construction Inspector.

         Martin B. Lowenthal is President and a director of USEL and has served as Executive Vice President and a director of the Company since May 30, 1998. Mr. Lowenthal has served as President and director of USEL since November 1994 and as Secretary of USEL since its incorporation in October 1993. Mr. Lowenthal has 16 years of management experience in the engineering and testing industry. He has overseen engineering and testing operations in six states, including New Jersey, New York, Delaware, Pennsylvania, Maryland and Virginia.

         James D. Wait has served as Chief Financial Officer, Vice President - Finance and Treasurer and a director of the Company since May 1998. Prior to his joining the Company, Mr. Wait served as President of Tayside Development, a real estate consulting firm, from January 1993 to December 1996. Mr. Wait also served as Treasurer of Horizon Communities, Inc., a real estate development company, from December 1996 to October 1997 and as Treasurer of The Encinas Group, a real estate development company, from November 1997 to April 1998. Prior to 1993, Mr. Wait acted as the Chief Financial Officer and Treasurer for 16 years for R.B. McComic, Inc. and The Gentry Company. Mr. Wait is a Certified Public Accountant, licensed in the State of California since 1981.

         Thomas H. Chapman, R.C.E., has served as a director of Testing Engineers - San Diego since March 1997 and has served as a director of the Company since May 1998. Mr. Chapman previously served as President of TESD from March 1997 to May 1998 and has been employed by TESD since May 1997. Mr. Chapman originally joined the predecessor to TESD in 1968 and eventually left TESD in 1989 when he went to work for Law Engineering. He served as the Office Manager for Law until he rejoined TESD in 1997. Mr. Chapman has been involved in several notable projects, including the San Diego Convention Center, the Hyatt Regency Hotel, the City Front Terrace, and One Harbor Drive. Mr. Chapman earned his degree in Civil Engineering from San Diego State University and is a California Registered Civil Engineer.

         James L. McCumber is the Chairman, Chief Executive Officer, and founder of McCumber Golf, an internationally recognized firm noted for the design and construction of landmark golf courses. McCumber Golf was founded in 1971. Mr. McCumber has been a director of the Company since May 1998. Additionally, he serves as a senior official with the Professional Golf Association.

         Robert E. Petersen has served as a director of the Company since May 1998. Mr. Petersen has served as President of Asset Management Group, a retail and industrial property management firm, since October 1983. Mr. Petersen has also served as Senior Vice President and Chief Financial Officer of Collins Development Co. and Vice President of La Jolla Development Co., both of which of are real estate development companies, since October 1983.

         Noel Schwartz is a Registered Professional Engineer (retired). Mr Schwartz has been a director of the Company since July 1998. Mr. Schwartz has served in the engineering and research industry since 1952. Between 1952 and his retirement in 1988, Mr. Schwartz held positions with United States Testing Company such as Consumer Research Division Manager, Director of Research, Vice President of Operations-Laboratory Group, Senior Vice President-Laboratory Services Division and finally, President-Laboratory Services Division. During his tenure at United States Testing Company, a publicly traded corporation, he was a member of the Board of Directors.

         Irving Fuchs is a Registered Professional Engineer (retired). Mr Fuchs has been a director of the Company since July 1998. Mr. Fuchs has served in the engineering and research industry since the early 1950's. Before his retirement in 1992, Mr. Fuchs held several positions with United States Testing Company, including Division

Manager-Engineering Services, Division Manager-Commercial Engineering and Testing, Senior Vice President-Engineering Services Group, and
President-Engineering Services Group. During his tenure at United States Testing Company, a publicly traded corporation, he was a member of the Board of Directors.

DIRECTOR COMPENSATION

         The Company intends to reimburse its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board and to compensate all non-employee directors $500 for each board meeting attended. Directors are not currently compensated for serving on the Board. However, under the 1998 Stock Option Plan each non-employee director who is first elected to the Board will automatically receive an option to purchase 5,000 shares of Common Stock for the first year of the director's Board term. The Board has not yet determined the number of shares of Common Stock that each director will receive for each additional year the director remains on the Board. These options will have an exercise price equal to 100% of the fair market value of the Common Stock on the grant date.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Compensation Committee currently composed of Messrs. Wright, Petersen, and Schwartz. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans. The Company also has a standing Audit Committee composed of Messrs. McCumber and Petersen. The Audit Committee assists in selecting the Company's independent auditors and in designating services to be performed by, and maintaining effective communication with, those auditors.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         The Company's Amended and Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends or unlawful stock purchase or redemption) or
(iv) for any transaction from which the director derived any improper personal benefit.

         The Company's Amended and Restated Certificate of Incorporation also provides that the Company will indemnify the Company's directors, officers, employees and agents to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with Messrs. Wright, Elzweig, Alford, Baron, Lowenthal, and Wait. Each of these agreements has a term of three years, provided that the Company may terminate any of the agreements with or without cause. These Employment Agreements also provide for 12 months of severance pay at the rate of 50% of the applicable executive's compensation in the event the executive is terminated other than for cause prior to the end of the three-year term.

EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning compensation paid or accrued for the fiscal year ended December 31, 1997 by the Company to or for the benefit of the Company's Chief Executive Officer and the only executive officer of the Company whose total annual compensation for 1997 exceeded $100,000 (the "Named Executive Officer").

               SUMMARY COMPENSATION TABLE(1)

NAME AND
PRINCIPAL POSITION                  SALARY ($)
------------------                  ----------
Dickerson Wright,                    $155,518
Chief Executive Officer

Gary H. Elzweig,                     $181,067
Executive Vice President(2)

------------------
(1) In accordance with Instruction to Item 402(b) of Regulation S-B promulgated by the Securities and Exchange Commission (the "Commission"), information with respect to fiscal years prior to 1997 has not been included because the Company was not a reporting company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information has not been previously reported to the Commission in response to a filing requirement.

(2) During 1997, Mr. Elzweig was not an employee of the Company, but provided management services for the Company as an independent contractor. Mr. Elzweig received 5% of the net sales of PEICO in exchange for these management services, and the amounts set forth above represents this management services fee.

         In 1998, the Company will pay Mr. Wright an annual salary of $175,000 and Mr. Elzweig an annual salary of $125,000.

         STOCK OPTION PLAN. On May 30, 1998, the Board of Directors of the Company adopted the U.S. Laboratories Inc. 1998 Stock Option Plan (the "1998 Stock Option Plan"), under which the Board or the Compensation Committee may issue incentive stock options and non-qualified stock options to purchase an aggregate of 500,000 shares of Common Stock. Options may be issued under the plan to employees, officers, directors, advisors, or consultants of the Company and its subsidiaries. The 1998 Stock Option Plan is administered by the Compensation Committee. On May 30, 1998, the Board of Directors authorized the issuance, under the terms of the 1998 Stock Option Plan, of:
(a) incentive stock options to purchase an aggregate of 145,000 shares of Common Stock for an exercise price of $5.50 to Dickerson Wright and Gary Elzweig; (b) incentive stock options to purchase an aggregate of 205,000 shares of Common Stock for an exercise price of $5.00 to certain officers and employees of the Company and its subsidiaries; and (c) non-qualified stock options to purchase an aggregate of 45,000 shares of Common Stock for an exercise price of $5.00 to certain non-employee directors of the Company and its subsidiaries and certain other non-employees who have provided services to the Company. All of these stock options are subject to vesting schedules described in stock option agreements between the Company and the recipients of the stock options.

         WARRANTS. The Board of Directors on May 30, 1998 also authorized the issuance to certain of the Company's officers and employees warrants to purchase an aggregate of 150,000 shares of Common Stock for an exercise price of $5.00 per share.

                          PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of July 31, 1998, and as adjusted to reflect the sale of the Units offered hereby by the Company, by (i) each person who is known to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Named Executive Officer, and (iv) all directors and executive officers of the Company as a group:

Name and Address of                            Number of              Prior to                 After
Beneficial Owner(1)                              Shares               Offering               Offering
-------------------                              ------               --------               --------
Dickerson Wright.............................. 2,095,580(2)             70.1%                  50.0%
Gary H. Elzweig...............................   423,180(3)             14.1%                  10.1%
Martin B. Lowenthal...........................    96,000(4)              3.2%                   2.3%
Donald C. Alford..............................    90,000(5)              3.0%                   2.1%
Mark Baron....................................    70,000(6)              2.3%                   1.7%
Thomas H. Chapman.............................    53,600(7)              1.8%                   1.3%
James D. Wait.................................    30,000(8)              1.0%                   *
James L. McCumber.............................     5,000(9)              *                      *
Robert E. Petersen............................     5,000(10)             *                      *
Noel Schwartz.................................     5,000(11)             *                      *
Irving Fuchs..................................     5,000(12)             *                      *
All current directors and officers as a group
(11 persons).................................. 2,878,360               96.2%                  68.7%

---------------------
*   Represents less than 1%

(1) Such persons have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table. The address of all stockholders is c/o the Company, 7895 Convoy Court, Suite 18, San Diego, California 92111.

(2) Includes 18,180 shares issuable upon exercise of options exercisable within 60 days of July 31, 1998 awarded to Mr. Wright under the Company's 1998 Stock Option Plan and 60,000 shares issuable upon exercise of warrants exercisable within 60 days of July 31, 1998 granted by the Company to Mr. Wright. See "Management - Executive Compensation."

(3) Includes 18,180 shares issuable upon exercise of options exercisable within 60 days of July 31, 1998 awarded to Mr. Elzweig under the Company's 1998 Stock Option Plan and 30,000 shares issuable upon exercise of warrants exercisable within 60 days of July 31, 1998 granted by the Company to Mr. Elzweig. See "Management - Executive Compensation."

(4) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of July 31, 1998 awarded to Mr. Lowenthal under the Company's 1998 Stock Option Plan and 10,000 shares issuable upon exercise of warrants exercisable within 60 days of July 31, 1998 granted by the Company to Mr. Lowenthal. See "Management - Executive Compensation."

(5) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of July 31, 1998 awarded to Mr. Alford under the Company's 1998 Stock Option Plan and 10,000 shares issuable upon exercise of warrants exercisable within 60 days of July 31, 1998 granted by the Company to Mr. Alford. See "Management - Executive Compensation."

(6) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of July 31, 1998 awarded to Mr. Baron under the Company's 1998 Stock Option Plan and 10,000 shares issuable upon exercise of warrants exercisable within 60 days of July 31, 1998 granted by the Company to Mr. Baron. See "Management - Executive Compensation."

(7) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of July 31, 1998 awarded to Mr. Chapman under the Company's 1998 Stock Option Plan and 5,000 shares issuable upon exercise of warrants exercisable within 60 days of July 31, 1998 granted by the Company to Mr. Chapman. See "Management - Executive Compensation."

(8) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of July 31, 1998 awarded to Mr. Wait under the Company's 1998 Stock Option Plan and 10,000 shares issuable upon exercise of warrants exercisable within 60 days of July 31, 1998 granted by the Company to Mr. Wait. See "Management - Executive Compensation."

(9) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of July 31, 1998 awarded to Mr. McCumber under the Company's 1998 Stock Option Plan. See "Management - Executive Compensation."

(10) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of July 31, 1998 awarded to Mr. Petersen under the Company's 1998 Stock Option Plan. See "Management - Executive Compensation."

(11) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of July 31, 1998 awarded to Mr. Schwartz under the Company's 1998 Stock Option Plan. See "Management - Executive Compensation."

(12) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of July 31, 1998 awarded to Mr. Fuchs under the Company's 1998 Stock Option Plan. See "Management - Executive Compensation."

                             RELATED TRANSACTIONS

         All ongoing present and future transactions with affiliates of the Company have been, and will continue to be, on terms no less favorable to the Company than could have been obtained from unaffiliated parties, and will be approved by a majority of the Company's independent directors who do not have an interest in those transactions and who have access, at the Company's expense, to the Company's counsel, or independent legal counsel.

         At December 31, 1997 and July 31, 1998, the Company had amounts due to Dickerson Wright, the Chief Executive Officer and majority stockholder, of $584,281 and $98,386, respectively. The amounts due to the Mr. Wright were loaned to the Company by Mr. Wright through the use of his personal line of credit that was personally guaranteed by Mr. Wright and his spouse. In May 1998, a portion of that line of credit was repaid by the Company through borrowing under a new $1.7 million line of credit that is also personally guaranteed by Mr. Wright and his spouse. In October 1998, the $1.7 million line of credit was refinanced into a $1,200,000 note payable and a $500,000 line of credit, both of which are guaranteed by Mr. Wright and his spouse. In July 1998, the Company also entered into a $500,000 line of credit that is personally guaranteed by Mr. Wright and his spouse. This $500,000 line of credit was used by the Company to repay in full to the bank the $480,000 loan made to the Company through the use of Mr. Wright's personal line of credit.

         As part of the consideration for the acquisition of the assets of Wyman, the Company issued a non-interest bearing note payable to Donald C. Alford in the amount of $150,000. The note payments are due in four equal annual installments of $37,500 beginning in March 1999.

         During the years ended December 31, 1997 and 1996 and the seven months ended July 31, 1998 and 1997, the Company paid $181,067, $169,594, $106,116, and
$92,052, respectively, in management fees to Gary Elzweig. The management fees were based on 5% of net sales of a subsidiary.

                                    UNDERWRITING

         Under the terms and subject to the conditions of the Underwriting Agreement ("Underwriting Agreement") Janda & Garrington LLC (the "Underwriter"), has agreed to purchase from the Company, and the Company has agreed to sell to the Underwriter, 1,200,000 Units (the "Firm Units"), each consisting of one share of Common Stock and one Warrant to purchase one share of Common stock at $6.50 per share, with the Underwriter's overallotment option to purchase an additional 180,000 Units (the "Option Units"), subject to certain terms and conditions, some of which are specified below.

         The Underwriter is committed to take and pay for all of the Firm Units, if any are taken. The Underwriter has advised the Company that it proposes to offer the Units to the public at the initial public offering price of $5.00 per Unit. The Underwriter will purchase the Units at a concession (discount) of 90%. The Underwriter initially proposes to offer part of the Units directly to the public at the initial public offering price set forth on the cover page of this Prospectus and part to certain dealers at a price that represents a concession not in excess of 6.5% of the initial public offering price. The Underwriter may change the initial public offering price, concession, and discount to dealers after the Units are released for sale to the public. The Underwriter has informed the Company that it does not intend to confirm sales to any account over which it exercises discretionary authority. The Company will also pay the Underwriter a 3% non-accountable expense allowance, of which to date $25,000 has been paid.

         Upon completion of the Offering, the Company will grant to the Underwriter warrants to purchase 120,000 Units (10% of the Firm Units). These warrants will entitle the Underwriter to purchase shares of Common Stock at a price equal to 120% of the Offering Price for a period commencing one year after the Effective Date and ending 5 years after that date. The Company has agreed to pay all costs and expenses incident to the registration and qualification of the Units with the Commission, the NASD, and such state securities regulatory agencies as the Underwriter may reasonably request.

         The Company has agreed to use Janda & Garrington LLC as its non-exclusive financial adviser until February 18, 2000 for any future mergers, acquisitions, or strategic partnership transactions entered into by the Company with entities introduced to the Company by Janda & Garrington LLC. The Company will compensate Janda & Garrington LLC based on the "Lehman formula." The Company paid Janda & Garrington LLC $22,500 in fees for services rendered in the acquisition of Wyman.

         The Company has filed an application with the NASD to obtain a SmallCap Market listing for the Common Stock and the Warrants.

         The Underwriting Agreement provides that the obligations of the Underwriter to pay for and accept delivery of the Units are subject to the approval of certain legal matters by counsel and to certain other conditions.

         In connection with the Offering, the Underwriter may engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing, or maintaining the price of the Common Stock.

         If the Underwriter creates a short position in the Common Stock in connection with the Offering, the Underwriter may reduce that short position by purchasing Common Stock in the open market. The Underwriter may also elect to reduce any short position by exercising all or part of the overallotment option. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriter makes any representation that the Underwriter will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

         The Company has granted to the Underwriter, for a period of 45 days following the Effective Date, an overallotment option to purchase any or all of the Option Units at the initial public offering price set forth on the cover page hereof, less underwriting discounts and commissions. The Underwriter may exercise this option to purchase solely for the purpose of covering over-allotments, if any, incurred in the sale of the Units.

         The purchase price of the Units has been determined by mutual agreement between the Company and the Underwriter. The offering price has no direct relationship to any established criteria of value, such as book value or earnings per share or any combination thereof. The price of the Units does not necessarily indicate current market value for the assets owned by the Company. No valuation or appraisal has been prepared for the business and potential business of the Company. See "Risk Factors - Determination of Offering Price." The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. See "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

         CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OR THE WARRANTS, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING.


                    DESCRIPTION OF SECURITIES

UNITS

         Each Unit being offered by the Company consists of one share of Common Stock, $.01 par value per share, and one redeemable Warrant to purchase one share of Common Stock at an exercise price of $6.50. The Common Stock and the Warrant comprising each Unit will be separately transferable upon issuance.

COMMON STOCK

         The Company is authorized to issue up to 50,000,000 shares of Common Stock, par value $.01 per share. As of the date of this Prospectus, there were 2,615,000 shares of Common Stock issued and outstanding, held of record by ten stockholders. The holders of the Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote at a meeting of stockholders, and except as provided by resolutions of the Company's Board of Directors providing for the issuance of any class or series of preferred stock, the exclusive voting power for all purposes is vested in the holders of Common Stock.

         Subject to the preferential rights of holders of preferred stock as provided by resolutions of the Company's Board of Directors authorizing the issuance of any class of Preferred Stock, holders of Common Stock are entitled to receive their pro rata share, based upon the number of shares held by them, of such dividends or other distributions as may be declared by the Board of Directors. In the event of a liquidation, dissolution, or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after the payment or provision of the Company's debts and other liabilities and the liquidation preference of any outstanding preferred stock. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, when issued, validly issued, fully paid, and nonassessable.

         After completion of the Offering, 3,815,000 shares of Common Stock will be issued and outstanding (assuming no exercise of the Underwriter's overallotment option, the Warrants, the Underwriter's Warrant and other outstanding rights to acquire the Common Stock).

WARRANTS

         GENERAL. The following is a brief summary of certain provisions of the Warrants included in the Units offered hereby. Such summary does not purport to be complete and is qualified in all respects by reference to the actual terms and provisions of the Warrant Agency Agreement between the Company and U.S. Stock Transfer Corporation (the "Warrant Agent"). A copy of the Warrant Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

         EXERCISE PRICE AND TERMS. Each Warrant entitles the registered holder thereof to purchase at any time over a five-year period commencing on the effective date of the Registration Statement of which this Prospectus is a part, one share of Common Stock at a price of $6.50, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The exercise price of the Warrants bears no relation to any objective criteria of value, and should in no event be regarded as an indication of any future market price of the securities offered hereby. Holders of Warrants have the right to exercise their Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if such shares are qualified for sale, or deemed to be exempt from qualification, under applicable state securities laws. The Company will use its best efforts to maintain a current prospectus relating to such shares of Common Stock at all times when the market price of the Common Stock exceeds the exercise price of the Warrants until the expiration date of the Warrants, although there can be no assurance that the Company will be able to do so.

         In order to exercise the Warrants, the registered holder of such Warrants must surrender the Warrant certificate evidencing such Warrants, complete, execute and deliver to the Warrant Agent the exercise form on the reverse side of the Warrant certificate, together with payment to the Company of the exercise price with respect to the Warrants then being exercised and an amount equal to any applicable transfer tax and, if requested by the Company, any other taxes or governmental charges which the Company may be required by law to collect. Payment of the exercise price and other amounts may be made in cash, or by certified or official bank check to the order of the Company. No adjustment shall be made for any cash dividends, whether paid or declared, on any securities issuable upon exercise of a Warrant. If the registered holder of any Warrant certificate exercises fewer than all of the Warrants evidenced by the Warrant certificate, the Warrant Agent will deliver to the registered holder a new Warrant certificate evidencing the number of Warrants not exercised.

         ANTI-DILUTION ADJUSTMENTS. If the Company issues a stock dividend, engages in a stock split or reverse stock split, or reclassifies the Common Stock, the number of shares of Common Stock purchasable upon exercise of the Warrant will be adjusted so that the holder of the Warrant will be entitled to receive the same number of securities that it would have been entitled to receive if the Warrant had been exercised before the stock dividend, stock split or reverse stock split, or reclassification. No adjustment will be made, however, unless the adjustment would result in a 1% change in the number of shares of Common Stock issuable under the Warrant. If an adjustment is made, the exercise price of the Warrant will be adjusted so that the total price for exercising the Warrant will be the same after the adjustment as it was before the adjustment. For example, if the anti-dilution adjustment increases the number of shares issuable under the Warrant from one share to two shares, the exercise price will decrease from $6.50 per share to $3.25 per share. Whenever the number of shares of Common Stock issuable under the Warrants is adjusted as described above, the Company will file with the Warrant Agent a certificate of certain of the Company's officers setting forth the adjusted number of shares purchasable and adjusted per share purchase price, certifying compliance with the terms of the Warrant Agreement and setting forth a brief description of the adjustments. After filing such certificate, the Company or the Warrant Agent will deliver a brief summary of the adjustments to the registered holders of the outstanding Warrants.

         REDEMPTION PROVISIONS. Outstanding Warrants can be redeemed in whole at any time or in part from time to time at the option of the Company, on not more than 60 days' nor less than 30 days' written notice to the registered holders of the Warrants at a price equal to $0.01 per Warrant so long as the closing price for the Common Stock on NASDAQ exceeds 200% of the Price to Public of Units under the Offering for 20 consecutive trading days ending on the third trading day prior to the day on which the Company gives notice of redemption. The registered holders of the Warrant will have the right to exercise the Warrants under the terms described above until the redemption date. On the redemption date, the registered holders of unexercised Warrants are entitled to payment of the redemption price upon surrender of such redeemed Warrants to the Company at the stock transfer office of the Warrant Agent. If the Company redeems fewer than all of the outstanding Warrants, the Company will designate those Warrants to be redeemed pro rata or by lot.

         After the redemption date, all rights of the holders of Warrants except the right to receive the redemption price terminates, but only if (a) on or prior to the redemption date the Company has irrevocably deposited with the Warrant Agent a sufficient amount to pay the redemption price for all Warrants called for redemption, and (b) the notice of redemption has stated the name and address of the Warrant Agent and the intention of the Company to deposit this amount with the Warrant Agent on or before the redemption date.

PREFERRED STOCK

         The Company's amended and restated certificate of incorporation authorizes the Board of Directors to provide by resolution for the issuance from time to time of up to 5,000,000 shares of preferred stock in one or more class or series, with such special rights and preferences, including but not limited to dividend or liquidation preferences, voting rights and redemption rights, anti-dilution rights or conversion rights, as the Board may specify.

         As of the date of this prospectus, the Board of Directors has not authorized the issuance of any class or series of preferred stock and no shares of preferred stock are issued or outstanding.

TRANSFER AGENT

         The transfer agent and registrar for the Common Stock is U.S. Stock Transfer Corporation.

                      SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of the Offering, the Company will have 3,815,000 shares of Common Stock outstanding (assuming no exercise of options or other convertible securities or issuances of Common Stock subsequent to July 31,
1998). The 1,200,000 shares of Common Stock sold in the Offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act ("Affiliates'), may generally be sold only in compliance with certain limitations of Rule 144 described below. The remaining approximately 2,615,000 shares of Common Stock are deemed "Restricted Shares" under Rule 144. None of the Restricted Shares are eligible for sale in the public market immediately after the Offering under Rule 144(k) under the Securities Act. Restricted Shares in the amount of 2,017,400 may be eligible for sale in the public market in accordance with Rule 144 under the Securities Act beginning 90 days after the date of this Prospectus. The holder of these Restricted Shares has agreed not to sell or otherwise dispose of any of his shares for a period of 18 months after the date of this Prospectus without the prior written consent of Janda & Garrington. Janda & Garrington may, in their sole discretion, and at any time without notice, release all or any portion of the securities subject to lock-up agreements.

         Upon expiration of the lock-up agreements 18 months after the date of this Prospectus, approximately 3,026,360 shares of Common Stock (including shares issued or issuable upon the exercise of vested options and warrants outstanding as of July 31, 1998) will become available for sale in the public market; the remaining 133,640 shares will become eligible for sale under Rule 144 at various dates thereafter as the holding period provisions of Rule 144 are satisfied. In general, under Rule 144 as recently amended, beginning approximately 90 days after the effective date of the Registration Statement of which this Prospectus is a part, a stockholder, including an Affiliate, who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least one year from the later of the date such securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate, is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (approximately 38,150 immediately after the Offering) or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate of the Company, a stockholder who is not an Affiliate of the Company at the time of sale and has not been an Affiliate of the Company for at least three months prior to the sale is entitled to sell the shares immediately without compliance with the foregoing requirements under Rule 144.

         Securities issued in reliance on Rule 701 (such as shares of Common Stock that may be acquired under the exercise of certain options granted prior to the Offering) are also restricted securities and, beginning 90 days after the date of this Prospectus, may be sold by stockholders other than an Affiliate of the Company subject only to the manner of sale provisions of Rule 144 and by an Affiliate under Rule 144 without compliance with its one-year holding period requirement.

         Prior to the Offering, there has been no public market for the Common Stock or the Warrants. No prediction can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price of the Common Stock or the Warrants prevailing from time to time. The Company is unable to estimate the number of shares that may be sold in the public market under Rule 144, since this will depend on the market price of the Common Stock, the personal circumstances of the sellers, and other factors. Nevertheless, sales of significant amounts of the Common Stock of the Company in the public market could adversely affect the market price of the Common Stock or the Warrants and could impair the Company's ability to raise capital through an offering of its equity securities.

                                    EXPERTS

         The consolidated financial statements of U.S. Laboratories Inc. at December 31, 1996 and 1997 and for each of the two years in the period ended December 31, 1997 appearing in this Prospectus and the Registration Statement have been audited by Singer Lewak Greenbaum Goldstein LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon this report given upon the authority of this firm as experts in accounting and auditing.

         The financial statements of Wyman Testing Laboratories, Inc. at December 31, 1997 and for the year then ended appearing in this Prospectus and the Registration Statement have been audited by Singer Lewak Greenbaum Goldstein LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon this report given upon the authority of this firm as experts in accounting and auditing.

                                 LEGAL MATTERS

         Foley & Lardner, San Diego, California and Chicago, Illinois will pass upon certain legal matters for the Company. David B. Stocker, Esq., Phoenix, Arizona will pass upon certain legal matters for the Underwriter.

                            ADDITIONAL INFORMATION

         The Company has filed a Registration Statement on Form SB-2 under the Securities Act with the Commission in Washington, D.C. with respect to the securities offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements contained in this Prospectus as to the contents of any agreement or any other document referred to are not necessarily complete, and in each instance, if such agreement or document is filed as an exhibit, reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibit. The Registration Statement, including exhibits and schedules thereto, may be inspected and copied at the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. LABORATORIES INC. AND SUBSIDIARIES

     Report of Singer Lewak Greenbaum Goldstein LLP, Independent Auditors....... F-2

     Consolidated Balance Sheets at December 31, 1997 and
     at July 31, 1998 (unaudited)............................................... F-3

     Consolidated Statements of Operations for the years ended
     December 31, 1997 and 1996 and the seven months ended July 31, 1998 and
     1997 (unaudited)........................................................... F-5

     Consolidated Statements of Stockholders' Equity for the years ended
     December 31, 1997 and 1996 and the seven months ended July 31,
     1998 (unaudited)........................................................... F-6

     Consolidated Statements of Cash Flows for the years ended December 31,
     1997 and 1996 and the seven months ended July 31, 1998 and
     1997 (unaudited)........................................................... F-7

     Notes to Consolidated Financial Statements................................. F-10

WYMAN TESTING LABORATORIES, INC.

     Report of Singer Lewak Greenbaum Goldstein LLP, Independent Auditors....... F-24

     Balance Sheet at December 31, 1997......................................... F-25

     Statement of Operations for the year ended December 31, 1997............... F-27

     Statement of Stockholders' Equity for the year ended December 31, 1997..... F-28

     Statement of Cash Flows for the year ended December 31, 1997............... F-29

     Notes to Financial Statements.............................................. F-31

UNAUDITED PRO FORMA FINANCIAL INFORMATION

     Pro Forma Balance Sheet.................................................... F-39

     Pro Forma Statement of Operations.......................................... F-41

     Note to Pro Forma Financial Statements..................................... F-42

                The accompanying notes are an integral part of these
                      consolidated financial statements.

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholder
U.S. Laboratories Inc.

We have audited the accompanying consolidated balance sheet of U.S. Laboratories Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of U.S. Laboratories Inc. and subsidiaries as of December 31, 1997, and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 4, 1998 (except for
   Note 7, as to which the date
   is October 21, 1998)

                 The accompanying notes are an integral part of these
                      consolidated financial statements.

                        U.S. LABORATORIES INC. AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEETS
                     DECEMBER 31, 1997 AND JULY 31, 1998 (UNAUDITED)

                                                       ASSETS
                                                                                   December 31,           July 31,
                                                                                       1997                 1998
                                                                                   ------------         -----------
                                                                                                        (unaudited)
Current assets
     Cash...................................................................       $    94,132          $    44,243
     Accounts receivable, net of allowances for doubtful
        accounts of $40,927 and $22,555, respectively.......................         1,719,120            2,791,993
     Work-in-process........................................................           181,772              188,634
     Prepaid expenses and other current assets                                          47,414               47,641
                                                                                   ------------         -----------
              Total current assets..........................................         2,042,438            3,072,511

Furniture and equipment, net of accumulated depreciation
     of $564,217 and $673,434, respectively.................................           395,711              683,105
Excess cost over fair value of net assets acquired, net
     of accumulated amortization of $331,725 and $400,034, respectively.....           939,147            1,576,962
Deferred offering costs.....................................................                 -              198,241
Other assets................................................................           154,411              171,890
                                                                                   ------------         -----------
                  Total assets..............................................       $ 3,531,707          $ 5,702,709
                                                                                   ------------         -----------
                                                                                   ------------         -----------

           The accompanying notes are an integral part of these consolidated financial statements.

                U.S. LABORATORIES INC. AND SUBSIDIARIES
                CONSOLIDATED BALANCE SHEET (CONTINUED)
             DECEMBER 31, 1997 AND JULY 31, 1998 (UNAUDITED)

                  LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                December 31,      July 31,
                                                                                    1997           1998
                                                                               -------------   ------------
                                                                                                (unaudited)
Current liabilities
     Book overdraft.........................................................     $    9,390     $    54,950
     Lines of credit........................................................        484,335         403,660
     Current portion of long-term debt......................................         84,526          95,682
     Current portion of capitalized lease obligations                                     -          12,353
     Current portion of notes payable.......................................              -         383,993
     Accounts payable.......................................................        273,620         433,910
     Accrued payroll and payroll taxes......................................        115,214         113,901
     Other accrued expenses.................................................         14,612               -
     Due to stockholder.....................................................        584,281          98,386
     Deferred income tax....................................................        678,749         678,749
     Income tax payable.....................................................        162,708         385,268
                                                                                -----------    ------------
         Total current liabilities..........................................      2,407,435       2,660,852

Long-term debt, net of current portion......................................        118,732         172,058
Capitalized lease obligations, net of current portion                                     -           9,814
Notes payable, net of current portion.......................................              -       1,285,000
                                                                                -----------    ------------
              Total liabilities.............................................      2,526,167       4,127,724
                                                                                -----------    ------------

Minority interest...........................................................        338,128               -
                                                                                -----------    ------------

Commitments and contingencies

Stockholders' equity
     Preferred stock, $0.01 par value
         5,000,000 shares authorized
         none issued and outstanding........................................              -               -
     Common stock, $0.01 par value
         50,000,000 shares authorized
         2,032,400 and 2,615,000 shares issued and outstanding..............         20,324          26,150
     Additional paid-in capital.............................................        377,676         966,102
     Retained earnings......................................................        269,412         582,733
                                                                                -----------    ------------
              Total stockholders' equity....................................        667,412       1,574,985
                                                                                -----------    ------------
                  Total liabilities and stockholders' equity................    $ 3,531,707     $ 5,702,709
                                                                                -----------    ------------
                                                                                -----------    ------------

                  The accompanying notes are an integral part of these
                          consolidated financial statements.

                             U.S. LABORATORIES INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND
                   FOR THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED)

                                                       For the Years Ended           For the Seven Months Ended
                                                            December 31,                       July 31,
                                                -------------------------------   ---------------------------------
                                                     1997                1996            1998               1997
                                                --------------  ---------------   --------------   ----------------
                                                                                     (unaudited)        (unaudited)
Revenue.....................................      $  7,766,414      $  4,963,090    $   6,255,944      $  4,049,518
Cost of goods sold..........................         4,476,952         2,635,263        3,218,557         2,387,194
                                               ---------------  ----------------  ---------------  ----------------

Gross profit................................         3,289,462         2,327,827        3,037,387         1,662,324

Selling, general, and administrative
   expenses.................................         2,531,770         1,853,318        2,442,815         1,416,734
                                               ---------------  ----------------  ---------------  ----------------
Income from operations......................           757,692           474,509          594,572           245,590
                                               ---------------  ----------------  ---------------  ----------------
Other income (expense)
   Interest expense.........................          (130,605)          (84,390)         (80,991)          (66,007)
   Interest income..........................             7,277             8,430            9,252             2,997
   Forgiveness of note receivable...........                 -            (9,976)               -             1,738
   Forgiveness of debt......................           100,000                 -                -           100,000
   Gain (loss) on sale of fixed asset.......             4,912            (3,873)               -                 -
   Rental income............................            25,160             4,598           13,048            16,857
   Gain on sale of minority interest........            25,229                 -                -            25,229
                                               ---------------  ----------------  ---------------  ----------------
     Total other income (expense)...........            31,973           (85,211)         (58,691)           80,814
                                               ---------------  ----------------  ---------------  ----------------
Income before provision for income
   taxes and minority interest..............           789,665           389,298           535,881          326,404
Provision for income taxes..................           345,256           202,921           222,560          143,464
                                               ---------------  ----------------  ---------------  ----------------
Income before minority interest.............           444,409           186,377           313,321          182,940

Minority interest...........................           (80,253)          (33,664)                -          (31,574)
                                               ---------------  ----------------  ---------------  ----------------
Net income..................................   $       364,156  $        152,713  $       313,321  $        151,366
                                               ---------------  ----------------  ---------------  ----------------
                                               ---------------  ----------------  ---------------  ----------------
Basic income per share......................   $          0.14  $           0.06  $          0.12  $           0.06
                                               ---------------  ----------------  ---------------  ----------------
                                               ---------------  ----------------  ---------------  ----------------
Diluted income per share....................   $          0.14  $           0.06  $          0.12  $           0.06
                                               ---------------  ----------------  ---------------  ----------------
                                               ---------------  ----------------  ---------------  ----------------
WEIGHTED-AVERAGE SHARE
   outstanding..............................         2,615,000         2,615,000        2,615,000         2,615,000
                                               ---------------  ----------------  ---------------  ----------------
                                               ---------------  ----------------  ---------------  ----------------

                  The accompanying notes are an integral part of these
                          consolidated financial statements.

                         U.S. LABORATORIES INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND
                  FOR THE SEVEN MONTHS ENDED JULY 31, 1998 (UNAUDITED)

                                                                                    Retained
                                        Common Stock               Additional       Earnings
                              --------------------------------      Paid-In      (Accumulated
                                     Shares         Amount          Capital         Deficit)            Total
                             ---------------   ---------------  --------------  ---------------  ----------------
Balance, December
   31, 1995................        2,032,400        $   20,324   $     377,676     $   (247,457)   $      150,543
Net income.................                                                             152,713           152,713
                             ---------------   ---------------  --------------  ---------------  ----------------
Balance, December
   31, 1996................        2,032,400            20,324         377,676          (94,744)          303,256
Net income.................                                                             364,156           364,156
                             ---------------   ---------------  --------------  ---------------  ----------------
Balance, December
   31, 1997................        2,032,400            20,324         377,676          269,412           667,412
Issuance of common
stock in exchange
   for shares held by
   minority interest
   holders (unaudited)               582,600             5,826         588,426                            594,252

Net income (unaudited)                                                                  313,321           313,321
                             ---------------   ---------------  --------------  ---------------  ----------------
Balance, July 31,
   1998 (unaudited)                2,615,000        $   26,150   $     966,102     $    582,733    $    1,574,985
                             ---------------   ---------------  --------------  ---------------  ----------------
                             ---------------   ---------------  --------------  ---------------  ----------------

               The accompanying notes are an integral part of these
                        consolidated financial statements.

                  U.S. LABORATORIES INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 1997 AND
       1996 FOR THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED)

                                                          For the Years Ended          For the Seven Months Ended
                                                              December 31,                     July 31,
                                                    ----------------------------      -----------------------------
                                                        1997            1996             1998              1997
                                                    ----------      ------------     ------------      ------------
                                                                                     (unaudited)       (unaudited)
Cash flows from operating activities
   Net income...............................        $  364,156      $    152,713     $    313,321      $    151,366
   Adjustments to reconcile net income
     to net cash provided by operating
     activities
       Amortization.........................            84,724            84,724           68,309            49,243
       Depreciation.........................           181,552           145,980          130,299           106,514
       Loss (gain) on sale of fixed asset...            (4,912)            3,873                -                 -
       Forgiveness of debt..................          (100,000)                -                -          (100,000)
       Minority interest....................            80,253            33,664                -            31,574
       Distributions to minority interests..           (20,000)         (251,327)               -                 -
       Gain on sale of subsidiary stock.....             9,771                 -                -             9,771
       Deferred income tax..................           275,918           109,551                -                 -
   (Increase) decrease in
     Accounts receivable....................          (750,149)         (325,311)        (495,192)         (336,283)
     Work in process........................            24,826           (21,344)          (6,862)            9,698
     Prepaid expenses.......................            21,008             7,571           29,758            (3,264)
     Other assets...........................           (63,486)          (34,300)         (17,479)          (10,286)
   Increase (decrease) in
     Accounts payable.......................            49,476            (2,965)         119,870            73,463
     Accrued payroll and payroll taxes......            46,362            41,447          (73,923)           (8,029)
     Other accrued expenses.................            (1,251)           15,863          (30,085)            7,370
     Income tax payable.....................            69,338            93,370          222,560           143,464
                                                    ----------      ------------     ------------      ------------
Net cash provided by operating
activities..................................           267,586            53,509          260,576           124,601
                                                    ----------      ------------     ------------      ------------
Cash flows from investing activities
   Purchase of furniture and equipment......           (83,798)          (93,142)        (161,786)          (62,154)
   Proceeds from sale of fixed assets.......            34,291             4,801                -                 -
   Investment in the San Diego division
     of CH&A Corporation....................                 -           (62,500)               -                 -
   Investment in Wyman Enterprises,
     Inc., net of cash acquired.............                 -                 -         (296,730)                -
   Investment in Professional Services
     Industries, Inc........................                 -                 -          (13,900)                -
   Investment in Jupiter, Division of Fraser
     Engineering & Testing, Inc.............                 -                 -          (35,000)                -
                                                    ----------      ------------     ------------      ------------
Net cash used in investing activities.......           (49,507)         (150,841)        (507,416)          (62,154)
                                                    ----------      ------------     ------------      ------------


       The accompanying notes are an integral part of these consolidated financial statements.

                        U.S. LABORATORIES INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                        FOR THE YEARS ENDED DECEMBER 31, 1997 AND
            1996 FOR THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED)

                                                          For the Years Ended          For the Seven Months Ended
                                                              December 31,                     July 31,
                                                   ----------------------------      ------------------------------
                                                        1997            1996             1998              1997
                                                   -----------      ------------     ------------      ------------
                                                                                     (unaudited)       (unaudited)
Cash flows from financing activities
   Increase (decrease) in book
     overdraft..............................       $   (69,095)     $     46,792     $     45,560       $   (62,630)
   Line of credit, net......................           322,229           162,106         (278,176)          191,394
   Due to stockholders, net.................          (130,421)          161,443         (485,895)           74,453
   Payments on long-term debt...............           (97,660)          (64,919)         (75,358)          (56,108)
   Payments on capitalized lease
     obligations............................                 -                 -           (4,932)                -
   Payments on notes payable................          (149,000)         (238,000)               -          (149,000)
   Deferred offering costs..................                 -                 -         (198,241)                -
   Increase in notes payable................                 -                 -        1,218,993                 -
   Due from Wyman Testing
     Laboratories, Inc......................                 -                 -          (25,000)                -
                                                   -----------      ------------     ------------       -----------
Net cash provided by (used in)
financing activities........................          (123,947)           67,422          196,951            (1,891)
                                                   -----------      ------------     ------------       -----------
Net increase (decrease) in cash.............            94,132           (29,910)         (49,889)           60,556
Cash, beginning of period...................                 -            29,910           94,132                 -
                                                   -----------      ------------     ------------       -----------
Cash, end of period.........................       $    94,132      $          -     $     44,243       $    60,556
                                                   -----------      ------------     ------------       -----------
                                                   -----------      ------------     ------------       -----------

Supplemental disclosures of cash flow information

   Interest paid............................       $   130,605      $     84,390     $     80,991       $    66,007
                                                   -----------      ------------     ------------       -----------
                                                   -----------      ------------     ------------       -----------

   Income taxes paid........................       $     2,000      $      1,380     $        135       $     1,000
                                                   -----------      ------------     ------------       -----------
                                                   -----------      ------------     ------------       -----------

       The accompanying notes are an integral part of these consolidated financial statements.

                    U.S. LABORATORIES INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                   FOR THE YEARS ENDED DECEMBER 31, 1997 AND
       1996 FOR THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED)


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the years ended December 31, 1997 and 1996 and the seven months ended July 31, 1998 and 1997, the Company acquired an automobile and trucks of $124,469, $105,679, $110,055, and $124,469, respectively, under note payable agreements.

During the year ended December 31, 1997 and the seven months ended July 31, 1997, the Company forgave debt in the amount of $100,000.

On January 1, 1998, the Company issued 582,600 shares of the Company's common stock to minority interest holders in exchange for all of their shares in the subsidiaries. In connection with the purchase, the Company recorded additional goodwill of $194,924.


       The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
             THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED)
           (The information with respect to the seven months ended
                     July 31, 1998 and 1997 is unaudited.)

NOTE 1 - ORGANIZATION AND BUSINESS

         U.S. Laboratories Inc. and subsidiaries (collectively the "Company") offers engineering and design services, project management, construction quality control, structural engineering and design, environmental engineering and inspection and testing. The Company has facilities in California, New Jersey, and Florida and grants credit to customers in those states.

         ACQUISITIONS
         On October 18, 1996, the Company acquired substantially all the furniture and equipment of the San Diego division of CH&A Corporation. The purchase price of the assets was $67,500 which was paid on the closing date.

         On January 1, 1998, the Company purchased all of the shares held by minority stockholders in its subsidiaries for $533,052. The Company issued an aggregate of 522,600 shares of common stock in exchange for the purchase price. The shares were valued using a method similar to previous Company acquisitions. The Company recorded $194,924 in excess of cost over fair value of net assets acquired which is being amortized on a straight-line basis over fifteen years.

         On March 25, 1998, Wyman Testing Laboratories, Inc. ("Wyman"), a majority-owned subsidiary of U.S. Laboratories Inc., acquired certain assets and liabilities of Wyman Enterprises, Inc. The purchase price for the assets was $830,620. Wyman recorded $511,200 in excess of cost over fair value of net assets acquired which is being amortized on a straight-line basis over fifteen years. For financial statement purposes, the acquisition occurred on March 31, 1998. The assets acquired were as follows:

                  Cash                          $         22,690
                  Accounts receivable                    577,681
                  Prepaids                                29,985
                  Furniture and equipment                 96,952
                  Goodwill                               511,200
                  Liabilities                           (407,888)
                                                ----------------
                      TOTAL                     $        830,620
                                                ----------------
                                                ----------------

         In May 1998, Wyman merged into San Diego Testing Engineers, Inc., a majority-owned subsidiary of the Company, which is the surviving corporation. Each share of Wyman was converted into one-half share of the surviving corporation.

         In May 1998, the Company acquired certain equipment of Professional Services Industries, Inc. ("PSI") for a purchase price of $13,900 which has been paid.


         The accompanying notes are an integral part of these consolidated financial statements.

                       U.S. LABORATORIES INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
              THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED) (The information with respect to the seven months ended July
                       31, 1998 and 1997 is unaudited.)

NOTE 1 - ORGANIZATION AND BUSINESS (CONTINUED)

         In May 1998, the Company acquired certain equipment of Jupiter, Division of Fraser Engineering & Testing, Inc. ("Jupiter") for a purchase price of $35,000 which has been paid.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION
         The consolidated financial statements include the accounts of U.S. Laboratories Inc. and its subsidiaries. All material intercompany accounts and transactions have been eliminated.

         CASH AND CASH EQUIVALENTS
         For purposes of the statements of cash flows, the Company considers all highly-liquid investments purchased with original maturities of three months or less to be cash equivalents.

         FURNITURE AND EQUIPMENT
         Furniture and equipment, including equipment under capital leases, are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives as follows:

                  Automobile and trucks               3 to 5 years
                  Furniture and fixtures              5 to 7 years
                  Office hardware and software             5 years
                  Machinery and equipment             5 to 7 years
                  Leasehold improvements                   5 years

         Maintenance, repairs, and minor renewals are expensed as incurred. Expenditures for additions and major improvements are capitalized. Gains and losses on disposals are included in the statements of operations.

         INTANGIBLES
         Intangibles consist of goodwill which is being amortized over a fifteen-year period. The Company continually evaluates whether events or circumstances have occurred that indicate the remaining estimated value of goodwill may not be recoverable. When factors indicate that the value of goodwill may be impaired, the Company estimates the remaining value and reduces the goodwill to that amount.

         DEFERRED OFFERING COSTS
         Amounts paid for costs associated with an anticipated initial public offering ("IPO") are capitalized and will be recorded as a reduction to additional paid-in capital upon the completion of the IPO. In the event that the IPO is not successful, the deferred offering costs will be charged to expense.


         The accompanying notes are an integral part of these consolidated financial statements.

                       U.S. LABORATORIES INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
              THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED) (The information with respect to the seven months ended July
                       31, 1998 and 1997 is unaudited.)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         REVENUE RECOGNITION
         Revenue from services performed is recorded as earned over the lives of the contract. Revenue from services is recognized when services have been performed and accepted.

         ADVERTISING
         The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 1997 and 1996 and the seven months ended July 31, 1998 and 1997 were $15,699, $29,047, $12,994, and
         $8,979, respectively.

         INCOME TAXES
         The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

         INTERIM UNAUDITED FINANCIAL INFORMATION
         The unaudited financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company's financial position, the results of operations, and cash flows for the periods presented. The results of operations for the seven months ended July 31, 1998 are not necessarily indicative of results for the entire fiscal year ending December 31, 1998.

                                STOCK SPLIT

         Effective May 30, 1998, the Company effected a 20,324-for-one stock split. All share and per share data have been retroactively restated to reflect the stock split.


         The accompanying notes are an integral part of these consolidated financial statements.

                       U.S. LABORATORIES INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
              THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED) (The information with respect to the seven months ended July
                       31, 1998 and 1997 is unaudited.)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         For certain of the Company's financial instruments including cash, accounts receivable, accounts payable, and other accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for long-term debt and capital lease obligations also approximate fair value because current interest rates and terms offered to the Company for similar long-term debt and capital lease obligations are substantially the same.

         CONCENTRATIONS OF RISK
         The Company sells products and provides contract services to construction companies and the military, primarily in California, New Jersey, and Florida. It also extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

         NET INCOME PER SHARE
         For the year ended December 31, 1997, the Company adopted SFAS No. 128, "Earnings per Share." Basic earnings per share is computed by dividing net income to common stockholders by the weighted-average number of common shares outstanding.

         Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

         The accompanying notes are an integral part of these consolidated financial statements.

                       U.S. LABORATORIES INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
              THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED) (The information with respect to the seven months ended July
                       31, 1998 and 1997 is unaudited.)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
         SFAS No. 130, "Reporting Comprehensive Income," is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company does not expect adoption of SFAS No. 130 to have a material effect, if any, on its financial position or results of operations.

         SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," is effective for financial statements with fiscal years beginning after December 15, 1997. This statement establishes standards for the way that public entities report selected information about operating segments, products, and services, geographic areas, and major customers in interim and annual financial reports. The Company does not expect adoption of SFAS No. 131 to have a material effect, if any, on its financial position or results of operations.

NOTE 3 - CASH

         The Company maintains cash deposits at banks located in California, Florida, and New Jersey. Deposits at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1997 and July 31, 1998, uninsured portions of balances held at banks aggregated to $27,026 and $101,333, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

         The accompanying notes are an integral part of these consolidated financial statements.

                       U.S. LABORATORIES INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
              THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED) (The information with respect to the seven months ended July
                       31, 1998 and 1997 is unaudited.)

NOTE 4 - FURNITURE AND EQUIPMENT

         Furniture and equipment consisted of the following:

                                                                                   December 31,           July 31,
                                                                                      1997                  1998
                                                                                ---------------       --------------
                  Automobile and trucks......................................   $       465,614        $    585,195
                  Furniture and fixtures.....................................           237,798             273,582
                  Office hardware and software...............................            35,666              73,635
                  Machinery and equipment....................................           202,313             329,902
                  Leasehold improvements.....................................            18,537              94,225
                                                                                ---------------        -------------
                         ....................................................           959,928           1,356,539
                  Less accumulated depreciation and amortization.............           564,217             673,434
                                                                                ---------------        -------------
                      TOTAL..................................................   $       395,711        $    683,105
                                                                                ---------------        -------------
                                                                                ---------------        -------------

         Depreciation and amortization expense for the years ended December 31, 1997 and 1996 and the seven months ended July 31, 1998 and 1997 was $181,552, $145,980, $130,299, and $106,514, respectively.

NOTE 5 - LINES OF CREDIT

                                                                                     December 31,         July  31,
                                                                                         1997              1998
                                                                                   ---------------      ----------
                  The Company has a $800,000 line of credit from a bank with interest payable on a monthly basis at the 30-day
                      Commercial Paper Rate (5.75% at December 31, 1997) plus
                      3.15%. The line of credit is secured by substantially all
                      of the Company's assets and personally guaranteed by the
                      majority stockholder. Subsequent to
                      year end, amounts were repaid.........................         $    484,335       $        -

         The accompanying notes are an integral part of these consolidated financial statements.

                       U.S. LABORATORIES INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
              THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED) (The information with respect to the seven months ended July
                       31, 1998 and 1997 is unaudited.)

NOTE 5 - LINES OF CREDIT (CONTINUED)

                                                                                     December 31,         July  31,
                                                                                         1997              1998
                                                                                   ---------------      ----------
                  In  May 1998, the Company entered into a $1,700,000 line of credit with a bank, maturing on May 1, 1999. Interest is
                      payable on a monthly basis at prime (8.5% at December 31,
                      1997). The maximum advance rate is 75% of accounts
                      receivable aged 90 days or less. The line is guaranteed by a UCC-1 financing statement, covering a majority of the
                      Company's assets, dated May 27, 1998, and personally
                      guaranteed by the majority stockholder. Subsequent to July
                      31, 1998, the Company refinanced the line of credit into a
                      $1,200,000 note payable (see Note 7) and remaining
                      $500,000 as a line of credit with the above
                      terms................................................          $          -       $  238,660

                  In  July 1998, the Company entered into a $500,000 line of credit with a bank, payable upon demand, but no later than
                      July 1, 2000. Interest is payable on a monthly basis at
                      the bank's reference rate. A portion of the line is
                      guaranteed by the majority stockholder and the majority of the Company's
                      assets...............................................                      -         165,000
                                                                                     -------------     -----------

                           TOTAL.............................................        $     484,335     $   403,660
                                                                                     -------------     -----------
                                                                                     -------------     -----------

         The accompanying notes are an integral part of these consolidated financial statements.

                       U.S. LABORATORIES INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
              THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED) (The information with respect to the seven months ended July
                       31, 1998 and 1997 is unaudited.)

NOTE 6 - LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                                     December 31,         July  31,
                                                                                         1997              1998
                                                                                     ------------       -----------
                  Notes payable to Toyota Motor Credit Corporation,
                      collateralized by applicable equipment. The notes are
                      currently due in aggregate monthly payments of $355
                      including interest at 9.19% per annum..................        $       5,788      $    3,376

                  Notes payable to General Motors Credit Corporation,
                      collateralized by applicable equipment. The notes are
                      currently due in aggregate monthly payments of $2,167
                      including interest from 7.95% to 9.7% per annum........               78,869         104,591

                  Notes payable to Barnett Bank, collateralized by applicable equipment. The notes are currently due in aggregate
                      monthly payments of $4,644 including interest from 9.29%
                      to 14.5% per annum.....................................               68,099          82,276

                  Notes payable to Ford Motor Credit Corporation, collateralized by applicable equipment. The notes are currently due in
                      aggregate monthly payments of $1,969 including interest
                      from 7.99% to 10.25% per annum.........................               50,502          77,497
                                                                                     -------------     -----------
                                                                                           203,258         267,740
                  Less current portion.......................................               84,526          95,682
                                                                                     -------------     -----------
                           Long-term portion.................................        $     118,732     $   172,058
                                                                                     -------------     -----------
                                                                                     -------------     -----------

         The accompanying notes are an integral part of these consolidated financial statements.

                       U.S. LABORATORIES INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
              THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED) (The information with respect to the seven months ended July
                       31, 1998 and 1997 is unaudited.)

NOTE 6 - LONG-TERM DEBT (CONTINUED)

         The following is a schedule by years of future maturities of long-term debt:

                   Year Ending
                  December 31,
                  ------------
                      1998                          $         84,526
                      1999                                    66,577
                      2000                                    28,880
                      2001                                    20,250
                      2002                                     3,025
                                                    ----------------
                           TOTAL                    $        203,258
                                                    ----------------
                                                    ----------------

     Subsequent to year end, the Company entered into three note payable agreements and assumed two note payable agreements upon the acquisition of Wyman Enterprises, Inc. The notes are currently due in aggregate monthly payments of $2,471 including interest from 8.75% to 13.5% per annum.

NOTE 7 - NOTES PAYABLE

         Notes payable consisted of the following at July 31, 1998. (All balances were zero at December 31, 1997.):

              Note payable to stockholder of Wyman Enterprises, Inc. in
                connection with the acquisition.  The amount is to be
                paid in four annual installments of $37,500
                beginning March 25, 1999..........................................      $  150,000

              Note payable to stockholder of Wyman Enterprises, Inc. in
                connection with the acquisition.  The amount is to be
                paid in four annual installments of $37,500
                beginning March 25, 1999 with one lump sum payment of
                $150,000 due at the earlier of (i) October 1, 1999,
                (ii) January 1, 1999 if the IPO occurs prior
                to that date, or (iii) the 30 days following the IPO
                if it occurs after January 1, 1999...............................          300,000

              Note payable to stockholders of Wyman Enterprises, Inc. in connection with the acquisition.  The amount is
                payable upon demand and non-interest bearing.....................           18,993

         The accompanying notes are an integral part of these consolidated financial statements.

                       U.S. LABORATORIES INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
              THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED) (The information with respect to the seven months ended July
                       31, 1998 and 1997 is unaudited.)

NOTE 7 - NOTES PAYABLE (CONTINUED)

              Note payable to bank. The note is interest only
              through December 31, 1998 at the prime rate
              (8.5% at December 31, 1997)  starting January 1999.
              The amount is to be paid in monthly installments of
              $20,000 plus interest at the prime.  The note is
              secured by substantially all of the Company's
              assets and personally guaranteed by the majority
              stockholder.........................................................   $   1,200,000
                                                                                     -------------
                                                                                         1,668,993
              Less current portion................................................         383,993
                                                                                     -------------

                           Long-term portion......................................   $   1,285,000
                                                                                     -------------
                                                                                     -------------

NOTE 8 - RELATED PARTY TRANSACTIONS

         DUE TO STOCKHOLDER
         At December 31, 1997 and July 31, 1998, the Company had amounts due to the majority stockholder of $584,281 and $98,386, respectively. The amounts are non-interest bearing and are payable upon demand.

         STOCKHOLDER MANAGEMENT FEES
         During the year ended December 31, 1997 and 1996 and the seven months ended July 31, 1998 and 1997, the Company expensed $181,067, $169,594, $106,116, and $92,052, respectively, in management fees to a stockholder. The management fees are based upon 5% of net sales of a subsidiary.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

         LEASES
         The Company has entered into non-cancelable operating leases for its corporate offices and facilities in California, New Jersey, and Florida. The Company has the option to extend certain leases.

         Future minimum rental commitments under lease agreements with initial or remaining terms of one year or more at December 31, 1997 are as follows:

         The accompanying notes are an integral part of these consolidated financial statements.

                       U.S. LABORATORIES INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
              THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED) (The information with respect to the seven months ended July
                       31, 1998 and 1997 is unaudited.)

NOTE 9 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

         LEASES (continued)

                  Year Ending
                  December 31,
                  ------------
                      1998                                    $        195,622
                      1999                                              76,504
                      2000                                              38,946
                      2001                                             214,608
                                                              ----------------

                                                                       525,680
                      Less sublease                                     19,390
                                                              ----------------
                           Total                              $        506,290
                                                              ----------------
                                                              ----------------

         Rent expense was approximately $316,685, $153,250, $192,195, and $192,364 for the years ended December 31, 1997 and 1996 and the seven months ended July 31, 1998 and 1997, respectively.

         CAPITALIZED LEASE OBLIGATIONS
         Upon the acquisition of Wyman Enterprises, Inc., the Company assumed three capitalized lease obligations. The agreements are payable in aggregate monthly payments of principal and interest of $1,477, expiring through May 2002. The agreements are collateralized by applicable equipment.

         LITIGATION
         The Company is involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of these matters will have a material adverse effect on the Company's consolidated financial position or results of operations.

         LEASE COMMITMENTS
         In May 1998, the Company entered into a non-cancelable operating lease agreement for its facilities in California that expires in April 2003. The agreement initially requires monthly payments of $8,230 with annual increases.

         In May 1998, upon the acquisition of PSI, the Company assumed PSI's lease obligation in New Jersey. PSI will pay the monthly lease through November 30, 1998, and the Company will be responsible for the monthly lease payments of $1,700 from December 1, 1998 to May 30, 2001.

         In May 1998, upon the acquisition of Jupiter, the Company assumed Jupiter's lease obligation in Florida. The Company is responsible for the monthly lease payments of $1,198 through June 2000.


         The accompanying notes are an integral part of these consolidated financial statements.

                   U.S. LABORATORIES INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
            FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
           THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED)
            (The information with respect to the seven months ended
                    July 31, 1998 and 1997 is unaudited.)

NOTE 9 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

         EMPLOYMENT AGREEMENTS
         In May 1998, the Company entered into three-year employment agreements with certain key employees of the Company. The agreements require aggregate monthly payments of approximately $59,000.

         INCENTIVE PROGRAMS
         In July 1998, the Company entered into incentive program agreements with certain members of Company management. The agreements call for bonuses of 3% and 7% of pre-tax profits based upon the Company's performance. Additionally, up to 5% of individual subsidiary pre-tax profits may be distributed to employees based on performance of those subsidiaries.

NOTE 10 - PROFIT SHARING PLAN

         The Company has a voluntary profit sharing plan which covers substantially all eligible full-time employees who meet the plan requirements. Annual employer contributions are based on a years of service vesting schedule. Employer contributions for the years ended December 31, 1997 and 1996 were $26,900 and $11,700, respectively.

NOTE 11 - INCOME TAXES

         A reconciliation of the expected income tax computed using the federal statutory income tax rate to the Company's effective income tax rate for the years ended December 31 is as follows:

                                                                                   1997            1996
                                                                                ----------      ----------
             Income tax computed at federal statutory tax rate................       34.0%           34.0%
             State taxes, net of federal benefit..............................        6.5             9.9
             Non-deductible goodwill amortization and other...................        3.2             8.0
                                                                                ----------      ----------

                    Total.....................................................       43.7%           51.9%
                                                                                ----------      ----------
                                                                                ----------      ----------

               The accompanying notes are an integral part of
                   these consolidated financial statements.

                   U.S. LABORATORIES INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
          THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED) (The information with respect to the seven months ended
                    July 31, 1998 and 1997 is unaudited.)

NOTE 11 - INCOME TAXES (CONTINUED)

         Significant components of the Company's deferred tax assets and liabilities for income taxes for the year ended December 31, 1997 consisted of the following:

               Deferred tax assets
                   Accrued payroll and other expenses.....................                         $      90,275
                   Other..................................................                                 1,400
                                                                                                   -------------

                                                                                                          91,675
                                                                                                   -------------
               Deferred tax liabilities
                   Accounts receivable....................................                               667,648
                   Work-in-progress.......................................                                72,708
                   Other..................................................                                30,068
                                                                                                   -------------

                                                                                                         770,424
                                                                                                   -------------
                       Net deferred tax liability.........................                        $     (678,749)
                                                                                                   -------------
                                                                                                   -------------

         The components of the income tax provision for the years ended December 31 are as follows:

                                                                                    1997                1996
                                                                                ------------       -------------
               Current
                   Federal...............................................       $     58,938       $      79,365
                   State.................................................             10,400              14,005
                                                                                ------------       -------------

                                                                                      69,338              93,370
                                                                                ------------       -------------
               Deferred

                   Federal...............................................            214,302              93,118
                   State.................................................             61,616              16,433
                                                                                ------------       -------------

                                                                                     275,918             109,551
                                                                                ------------       -------------

                        Total............................................       $    345,256       $     202,921
                                                                                ------------       -------------
                                                                                ------------       -------------

              The accompanying notes are an integral part of
                 these consolidated financial statements.

                   U.S. LABORATORIES INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
           THE SEVEN MONTHS ENDED JULY 31, 1998 AND 1997 (UNAUDITED) (The information with respect to the seven months ended
                    July 31, 1998 and 1997 is unaudited.)

NOTE 12 - STOCK OPTION PLAN

         In July 1998, the Board of Directors adopted and approved the 1998 Stock Option Plan (the "Option Plan") under which a total of 500,000 shares of common stock have been reserved for issuance. Options under this plan may be granted to employees, officers, and directors and consultants of the Company. The exercise price of the options is determined by the Board of Directors, but the exercise price may not be less than 100% of the fair market value on the date of grant. Options vest over periods not to exceed 10 years. In July 1998, the Company had 395,000 stock options outstanding at an exercise price ranging from $5.00 to $5.50 per share, of which 261,360 stock options were exercisable. The Board of Directors also approved the grant of an additional 70,000 options to various employees under the plan.

NOTE 13 - WARRANTS

         In July 1998, the Board of Directors approved the grant of 150,000 stock warrants to certain employees of the Company. The warrants entitle the holder to purchase Company common stock at a price of $5.00 per share. The warrants are exercisable the earlier of (i) the date on which the closing price of a share of the Company's common stock as reported on the NASDAQ Small-Cap Market is greater than $10.00 or (ii) the date on which the audited consolidated earnings for the fiscal year ending December 31, 1998, or any fiscal year thereafter, are at least twice the base period earnings of $841,041. The warrants expire upon termination or November 1, 2001.

               The accompanying notes are an integral part of
                   these consolidated financial statements.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
Wyman Testing Laboratories, Inc.

We have audited the accompanying balance sheet of Wyman Testing Laboratories, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wyman Testing Laboratories, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
April 29, 1998




                The accompanying notes are an integral part of
                    these consolidated financial statements.

                         WYMAN TESTING LABORATORIES, INC.
                                   BALANCE SHEET
                                 DECEMBER 31, 1997

                                      ASSETS

Current assets
   Cash......................................................................................      $            -
   Accounts receivable.......................................................................             716,173
   Prepaid assets............................................................................              46,818
                                                                                                   --------------

       Total current assets..................................................................             762,991

Furniture and equipment, net of accumulated depreciation
   and amortization of $244,913..............................................................              68,508
                                                                                                   --------------

                Total assets.................................................................      $      831,499
                                                                                                   --------------
                                                                                                   --------------



                The accompanying notes are an integral part of
                    these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                           BALANCE SHEET (CONTINUED)
                               DECEMBER 31, 1997

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Book overdraft............................................................................      $       37,778
   Revolving lines of credit.................................................................             197,501
   Accounts payable..........................................................................              38,488
   Accrued payroll and payroll taxes.........................................................              40,114
   Accrued stockholder's salaries............................................................              48,375
   Other accrued expenses....................................................................              21,786
   Due to stockholder........................................................................              70,000
   Deferred taxes............................................................................              86,078
   Current portion of long-term debt.........................................................               5,552
   Current portion of capitalized lease obligations..........................................               4,243
                                                                                                   --------------

       Total current liabilities.............................................................             549,915

Long-term debt, less current portion.........................................................              24,740
Capitalized lease obligations, less current portion..........................................               1,572
                                                                                                   --------------

            Total liabilities................................................................             576,227
                                                                                                   --------------

Commitments

Stockholders' equity
   Common stock, no par value
      3,000 shares authorized
      100 shares issued and outstanding......................................................             108,000
   Stock subscription receivable.............................................................              (1,000)
   Retained earnings.........................................................................             148,272
                                                                                                   --------------

       Total stockholders' equity............................................................             255,272
                                                                                                   --------------

                Total liabilities and stockholders' equity...................................      $      831,499
                                                                                                   --------------
                                                                                                   --------------



                The accompanying notes are an integral part of
                   these consolidated financial statements.

                         WYMAN TESTING LABORATORIES, INC.
                             STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED DECEMBER 31, 1997

Net sales......................................................................................    $      3,201,989

Cost of sales..................................................................................           1,681,823
                                                                                                   ----------------

Gross profit...................................................................................           1,520,166

Selling, general, and administrative expenses..................................................           1,232,316
                                                                                                   ----------------

Income from operations.........................................................................             287,850
                                                                                                   ----------------

Other income (expense)

   Interest expense............................................................................             (29,421)
   Gain on sale of fixed asset.................................................................              12,000
                                                                                                   ----------------

     Total other income (expense)..............................................................             (17,421)
                                                                                                   ----------------

Income before provision for income taxes.......................................................             270,429

Provision for income taxes.....................................................................              36,646
                                                                                                   ----------------

Net income.....................................................................................    $        233,783
                                                                                                   ----------------
                                                                                                   ----------------

Basic income per share.........................................................................    $       2,337.83
                                                                                                   ----------------
                                                                                                   ----------------

Diluted income per share.......................................................................    $       2,337.83
                                                                                                   ----------------
                                                                                                   ----------------

Weighted-average shares outstanding............................................................                 100
                                                                                                   ----------------
                                                                                                   ----------------


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                         WYMAN TESTING LABORATORIES, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                     Retained
                                      Common Stock                    Stock          Earnings
                             ---------------------------------    Subscription     (Accumulated
                                Shares            Amount           Receivable         Deficit)            Total
                             ---------------   ---------------  ----------------  ---------------  ----------------
Balance, December
   31, 1996................              100   $         8,000  $         (1,000) $       (85,511) $        (78,511)

Capital contribution                                   100,000                                              100,000

Net income.................                                                               233,783           233,783
                             ---------------   ---------------  ----------------  ---------------  ----------------

Balance, December
   31, 1997................              100   $       108,000  $         (1,000) $       148,272  $        255,272
                             ---------------   ---------------  ----------------  ---------------  ----------------
                             ---------------   ---------------  ----------------  ---------------  ----------------





                 The accompanying notes are an integral part of
                     these consolidated financial statements.

                         WYMAN TESTING LABORATORIES, INC.
                             STATEMENTS OF CASH FLOWS
                       FOR THE YEAR ENDED DECEMBER 31, 1997

Cash flows from operating activities
 Net income..................................................................................      $      233,783
 Adjustments to reconcile net income to net cash
   used in operating activities..............................................................
     Depreciation and amortization...........................................................              18,526
     Gain on sale of fixed asset.............................................................             (12,000)
     Deferred taxes..........................................................................              35,846
 (Increase) decrease in
   Accounts receivable.......................................................................            (353,933)
   Prepaid expenses..........................................................................              (8,741)
 Increase (decrease) in
   Accounts payable..........................................................................             (62,812)
   Accrued payroll and payroll taxes.........................................................             (26,796)
   Accrued stockholder's salaries............................................................              (4,500)
   Accrued management fee....................................................................             (64,286)
   Other accrued expenses....................................................................               5,821
                                                                                                   ----------------

Net cash used in operating activities........................................................            (239,092)
                                                                                                   ----------------

Cash flows from investing activities
 Purchase of property and equipment..........................................................             (12,069)
                                                                                                   ----------------

Net cash used in investing activities........................................................             (12,069)
                                                                                                   ----------------

Cash flows from financing activities
 Book overdraft..............................................................................              37,778
 Revolving lines of credit, net..............................................................             130,000
 Payments on long-term debt..................................................................             (37,312)
 Payments on capitalized lease obligations...................................................              (8,668)
 Increase in capital contributions...........................................................             100,000
 Due to stockholder, net.....................................................................              25,000
                                                                                                   ----------------

Net cash provided by financing activities....................................................             246,798
                                                                                                   ----------------


                The accompanying notes are an integral part of
                   these consolidated financial statements.

                         WYMAN TESTING LABORATORIES, INC.
                       STATEMENTS OF CASH FLOWS (CONTINUED)
                       FOR THE YEAR ENDED DECEMBER 31, 1997

Net increase (decrease) in cash................................................................    $         (4,363)

Cash, beginning of period......................................................................               4,363
                                                                                                   ----------------

Cash, end of period............................................................................    $              -
                                                                                                   ----------------
                                                                                                   ----------------


Supplemental disclosures of cash flow information

  Interest paid ..............................................................................    $         29,421
                                                                                                   ----------------
                                                                                                   ----------------

  Income taxes paid ..........................................................................    $            800
                                                                                                   ----------------
                                                                                                   ----------------

     SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 1997, the Company acquired an automobile of $38,000 under note payable agreements.



                The accompanying notes are an integral part of
                   these consolidated financial statements.

                         WYMAN TESTING LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 1 - ORGANIZATION AND BUSINESS

         Wyman Testing Laboratories, Inc. (the "Company"), a Delaware corporation, was incorporated in March 1998. The Company is engaged in testing for the commercial construction industry.

         ACQUISITION
         On March 25, 1998, Wyman Testing Laboratories, Inc., a majority-owned subsidiary of U.S. Laboratories Inc., acquired certain assets and liabilities of Wyman Enterprises, Inc. The purchase price for the assets was $830,620. Wyman Testing Laboratories, Inc. recorded $511,200 in excess of cost over fair value of net assets acquired which is being amortized on a straight-line basis over fifteen years. The assets acquired were as follows:

                  Cash                                                                $      22,690
                  Accounts receivable                                                       577,681
                  Prepaids                                                                   29,985
                  Furniture and equipment                                                    96,952
                  Excess of cost over fair value of net assets acquired                     511,200
                  Liabilities                                                              (407,888)
                                                                                      -------------
                      Total                                                           $     830,620
                                                                                      -------------
                                                                                      -------------

         In May 1998, Wyman merged into San Diego Testing Engineers, Inc., a majority-owned subsidiary of the Company, which is the surviving corporation. Each share of Wyman was converted into one-half share of the surviving corporation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH AND CASH EQUIVALENTS
         For purposes of the statement of cash flows, the Company considers all highly-liquid investments purchased with original maturities of three months or less to be cash equivalents.

         FURNITURE AND EQUIPMENT
         Furniture and equipment, including equipment under capital leases, are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives as follows:

                  Automobile and trucks                         3 to 5 years
                  Furniture and fixtures                             7 years
                  Office hardware and software                       5 years
                  Machinery and equipment                       5 to 7 years

         Maintenance, repairs, and minor renewals are expensed as incurred. Expenditures for additions and major improvements are capitalized. Gains and losses on disposals are included in the statement of operations.

                    The accompanying notes are an integral part of
                       these consolidated financial statements.

                            WYMAN TESTING LABORATORIES, INC.
                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         REVENUE RECOGNITION
         Revenue from services performed is recorded as earned over the lives of the contract. Revenue from services is recognized when services have been performed and accepted.

         ADVERTISING/MARKETING
         The Company expenses advertising costs as incurred. Advertising costs for the year ended December 31, 1997 were $14,421.

         INCOME TAXES
         The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

         ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments including cash, accounts receivable, accounts payable, and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for long-term debt and capital lease obligations also approximate fair value because current interest rates and terms offered to the Company for similar debt and lease agreements are substantially the same.

         CONCENTRATIONS OF RISK
         The Company sells products and provides contract services to construction companies and the military, primarily in the San Diego area. It also extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

                   The accompanying notes are an integral part of
                      these consolidated financial statements.

                           WYMAN TESTING LABORATORIES, INC.
                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         NET INCOME PER SHARE
         For the year ended December 31, 1997, the Company adopted SFAS No. 128, "Earnings per Share." Basic earnings per share is computed by dividing net income by the weighted-average number of common shares outstanding. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potential common shares such as options had been issued and if the additional common shares were dilutive. Since the Company has no stock options and warrants outstanding, there are no dilutive common shares. Therefore, basic earnings per share and diluted earnings per share are the same.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
         SFAS No. 130, "Reporting Comprehensive Income," is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company does not expect adoption of SFAS No. 130 to have a material effect, if any, on its financial position or results of operations.

         SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," is effective for financial statements with fiscal years beginning after December 15, 1997. This statement establishes standards for the way that public entities report selected information about operating segments, products, and services, geographic areas, and major customers in interim and annual financial reports. The Company does not expect adoption of SFAS No. 131 to have a material effect, if any, on its financial position or results of operations.

NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 1997 consisted of the following:

                 Automobile and trucks........................................................     $       108,894
                 Furniture and fixtures.......................................................              22,597
                 Office hardware and software.................................................              16,891
                 Machinery and equipment......................................................             151,148
                 Leased equipment.............................................................              13,891
                                                                                                   ---------------

                          ....................................................................             313,421
                 Less accumulated depreciation and amortization...............................             244,913
                                                                                                   ---------------
                     Total....................................................................     $        68,508
                                                                                                   ---------------
                                                                                                   ---------------

         Total depreciation and amortization expense for the year ended December 31, 1997 was $18,526.

                   The accompanying notes are an integral part of
                      these consolidated financial statements.

                         WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 4 - RELATED PARTY TRANSACTIONS

         DUE TO STOCKHOLDER
         At December 31, 1997, the Company had amounts due to a stockholder of $70,000 for operating advances which are non-interest bearing and payable upon demand. Amounts were repaid subsequent to December 31, 1997.

         ACCRUED STOCKHOLDER SALARIES
         At December 31, 1997, the Company owed a stockholder $48,375 in salaries. Amounts were repaid subsequent to December 31, 1997.

         STOCKHOLDER SALARIES AND MANAGEMENT FEE
         During the year ended December 31, 1997, the Company expensed $186,215 in salaries and management consulting fees to two stockholders.

         CAPITAL CONTRIBUTION
         During the year ended December 31, 1997, one stockholder made an additional capital contribution of $100,000.

NOTE 5 - REVOLVING LINES OF CREDIT

         The Company has available two unsecured $100,000 revolving lines of credit from a bank with interest payable on a monthly basis at the bank's index rate (9.75% at December 31, 1997) plus 2.25%. The lines are guaranteed by a first trust deed on vacant land owned by the majority stockholder and a commercial security agreement dated September 3, 1996 which includes a UCC-1 financing statement. The lines of credit matured on April 1, 1998. At December 31, 1997, the amount drawn against the lines of credit were $197,501. Subsequent to December 31, 1997, the amount was repaid.



                    The accompanying notes are an integral part of
                       these consolidated financial statements.

                         WYMAN TESTING LABORATORIES, INC.
                     NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 6 - LONG-TERM DEBT

         Notes payable at December 31, 1997 consisted of the following:

               Note payable - bank, collateralized by an
                  automobile, payable in monthly installments of
                  $93 including interest at 11.9% per annum..................................    $     1,340

               Note payable - financial institution, collateralized
                  by an automobile, payable in monthly
                  installments of $434 including interest at
                  13.5% per annum............................................................         19,251
                                                                                                 -----------
               Note payable - financial institution, collateralized by an automobile, payable in monthly installments of $278 including
                  interest at 11.99% per annum...............................................          9,701
                                                                                                 -----------

                     ........................................................................         30,292

               Less current portion..........................................................          5,552
                                                                                                 -----------

                     Long-term portion.......................................................    $    24,740
                                                                                                 -----------
                                                                                                 -----------

         The following is a schedule by years of future maturities of long-term debt:

                   Year Ended
                  December 31,
                  ------------
                      1998                                                                      $     5,552
                      1999                                                                            4,734
                      2000                                                                            5,105
                      2001                                                                            5,900
                      2002                                                                            3,895
                      Thereafter                                                                      5,106
                                                                                                -----------

                           Total                                                                $    30,292
                                                                                                -----------
                                                                                                -----------



                  The accompanying notes are an integral part of
                     these consolidated financial statements.

                         WYMAN TESTING LABORATORIES, INC.
                     NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 7 - COMMITMENTS

     LEASE COMMITMENTS
     The Company leases certain office equipment under non-cancelable capital lease arrangements.

     Future minimum payments under its non-cancelable capital leases with initial or remaining terms of one year or more at December 31, 1997 are as follows:

                   Year Ended
                  December 31,
                  ------------
                      1998                                                              $       5,088
                      1999                                                                      1,672
                      2000                                                                          -
                                                                                        -------------

                                                                                                6,760
                      Less amount representing interest                                           945
                                                                                        -------------

                                                                                                5,815
                      Less current portion                                                      4,243
                                                                                        -------------

                           Long-term portion                                            $       1,572
                                                                                        -------------
                                                                                        -------------

         Rent expense for the year ended December 31, 1997 was $49,368.



                  The accompanying notes are an integral part of
                     these consolidated financial statements.

                         WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 8 - INCOME TAXES

         A reconciliation of the expected income tax computed using the federal statutory income tax rate to the Company's effective income tax rate for the year ended December 31, 1997 is as follows:

               Income tax computed at federal statutory tax rate.......................             34.0%
               State taxes, net of federal benefit.....................................              5.8
               Valuation allowance.....................................................            (26.8)
                                                                                         ---------------

                   Total...............................................................             13.0%
                                                                                         ---------------
                                                                                         ---------------

         Significant components of the Company's deferred tax assets and liabilities for income taxes for the year ended December 31, 1997 consisted of the following:

               Deferred tax assets

                   Net operating loss carryforward.....................................  $       144,827
                   Accounts payable and accrued expenses...............................           54,893
                   Other...............................................................           16,455
                                                                                         ---------------

                           Total deferred tax assets...................................          216,175
                                                                                         ---------------

               Deferred tax liability

                   Accounts receivable.................................................          286,469
                   Prepaid expenses and other..........................................           14,984
                                                                                         ---------------

                           Total deferred tax liability................................          301,453
                                                                                         ---------------

                               Net deferred tax liability..............................  $        85,278
                                                                                         ---------------
                                                                                         ---------------



                   The accompanying notes are an integral part of
                       these consolidated financial statements.

                         WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 8 - INCOME TAXES (CONTINUED)

         The components of the income tax provision are as follows:

               Current
                   Federal............................................................. $           -
                   State...............................................................           800
                                                                                        -------------

                                                                                                  800
                                                                                        -------------
               Deferred
                   Federal.............................................................        18,262
                   State...............................................................        17,584
                                                                                        -------------

                                                                                               35,846
                                                                                        -------------
                           Total....................................................... $      36,646
                                                                                        -------------
                                                                                        -------------

         The Company has net operating losses available to carry forward to future periods for reduction of taxable income of approximately $393,000 for federal income tax purposes and $127,000 for state income tax purposes. These carryforwards begin to expire in 2020 and 2001 for federal and state income taxes, respectively. Upon the acquisition, the Company will lose the net operating loss carryforwards of Wyman Enterprises, Inc.

         The valuation allowance has been decreased by approximately $72,000 during the year ended December 31, 1997.

NOTE 9 - EMPLOYEE PROFIT SHARING PLAN

         The Company established a 401(k) profit sharing plan covering substantially all employees who meet the eligibility requirements of the plan. The Company may match up to 10% of the employee contributions up to a total of 15% of the contributions which vest over six years. During the year ended December 31, 1997, the Company made matching contributions of $1,958.

NOTE 10 - SUBSEQUENT EVENTS (UNAUDITED)

         CAPITALIZED LEASE OBLIGATION
         The Company entered into a non-cancelable capital lease agreement. The agreement is payable in monthly installments of $1,053, expiring in May 2000.

         EMPLOYMENT AGREEMENT
         In March 1998, the Company entered into a two-year employment agreement to pay an annual salary of $60,000 plus other benefits.


                  The accompanying notes are an integral part of
                     these consolidated financial statements.

                   U.S. LABORATORIES INC. AND SUBSIDIARIES/
                        WYMAN TESTING LABORATORIES, INC.
                            PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1997

                                    ASSETS

                                                     U.S.             Wyman
                                                 Laboratories        Testing
                                                   Inc. and        Enterprises,
                                                 Subsidiaries          Inc.          Adjustments       Total
                                                --------------    --------------    -------------   -----------
Current assets
   Cash.....................................    $       94,132    $            -    $           -   $    94,132
   Accounts receivable......................         1,719,120           716,173                -     2,435,293
   Work-in-process..........................           181,772                 -                -       181,772
   Prepaid expenses and other current
     assets.................................            47,414            46,818                -        94,232
                                                --------------    --------------    -------------   -----------

       Total current assets.................         2,042,438           762,991                -     2,805,429

Furniture and equipment, net................           395,711            68,508                -       464,219
Excess cost over fair value of net
   assets acquired, net.....................                                     (a)      511,200
                                                       939,147                 - (c)      194,924     1,645,271
Other assets................................           154,411                 -                -       154,411
                                                --------------    --------------    -------------   -----------

         Total assets.......................    $    3,531,707    $      831,499    $     706,124   $ 5,069,330
                                                --------------    --------------    -------------   -----------
                                                --------------    --------------    -------------   -----------


                  The accompanying notes are an integral part of
                      these consolidated financial statements.

                   U.S. LABORATORIES INC. AND SUBSIDIARIES/
                       WYMAN TESTING LABORATORIES, INC.
                     PRO FORMA BALANCE SHEET (CONTINUED)
                                DECEMBER 31, 1997

                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                     U.S.              Wyman
                                                 Laboratories         Testing
                                                    Inc. and        Enterprises,
                                                Subsidiaries            Inc.            Adjustments        Total
                                               ---------------  ----------------     ---------------   ---------------
Current liabilities
   Book overdraft...........................   $         9,390  $         37,778       $           -   $        47,168
   Lines of credit..........................           484,335           197,501                   -           681,836
   Current portion of long-term debt........            84,526             5,552                   -            90,078
   Current portion of capitalized lease
     obligations............................                 -             4,243                   -             4,243
   Current portion of notes payable                          -                -  (a)         480,272           480,272
   Accounts payable.........................           273,620            38,488                   -           312,108
   Accrued payroll and payroll taxes........           115,214            40,114                   -           155,328
   Accrued stockholders' salaries...........                 -            48,375                   -            48,375
   Other accrued expenses...................            14,612            21,786                   -            36,398
   Due to stockholder.......................           584,281            70,000                   -           654,281
   Deferred income tax......................           678,749            86,078                   -           764,827
   Income tax payable.......................           162,708                 -                   -           162,708
                                               ---------------  ----------------       -------------   ---------------

       Total current liabilities............         2,407,435           549,915             480,272         3,437,622

Long-term debt, net of current portion......           118,732            24,740                   -           143,472
Capitalized lease obligations, net of
     current portion........................                 -             1,572                   -             1,572
Notes payable, net of current portion.......                 -                 - (a)         225,000           225,000
                                               ---------------  ----------------       -------------   ---------------

       Total liabilities....................         2,526,167           576,227             705,272         3,807,666
                                               ---------------  ----------------       -------------   ---------------

Minority interest...........................           338,128                 - (c)        (338,128)                -
                                               ---------------  ----------------       -------------   ---------------

Stockholders' equity
   Preferred stock..........................                 -                 -                   -                 -
   Common stock.............................                                     (a)        (108,000)
                                                                                 (a)             600
                                                        20,324           108,000 (c)           5,226            26,150
   Stock subscription receivable............                 -            (1,000)(a)           1,000                 -
   Additional paid-in capital                                                    (a)          60,600
                                                       377,676                 - (c)         527,826           966,102
   Retained earnings........................           269,412           148,272 (a)        (148,272)          269,412
                                               ---------------  ----------------       -------------   ---------------

       Total stockholders' equity...........           667,412           255,272             338,980         1,261,664
                                               ---------------  ----------------       -------------   ---------------
         Total liabilities and
           stockholders' equity                $     3,531,707  $       831,499        $     706,124   $     5,069,330
                                               ---------------  ----------------       -------------   ---------------
                                               ---------------  ----------------       -------------   ---------------


                  The accompanying notes are an integral part of
                     these consolidated financial statements.

                   U.S. LABORATORIES INC. AND SUBSIDIARIES/
                       WYMAN TESTING LABORATORIES, INC.
                      PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997

                                                      U.S.              Wyman
                                                 Laboratories          Testing
                                                    Inc. and         Enterprises,
                                                 Subsidiaries            Inc.            Adjustments        Total
                                               --------------      --------------      --------------   --------------
Revenue.....................................   $    7,766,414      $    3,201,989      $            -   $   10,968,403

Cost of goods sold..........................        4,476,952           1,681,823                   -        6,158,775
                                               --------------      --------------      --------------   --------------

Gross profit................................        3,289,462           1,520,166                   -        4,809,628

Selling, general, and administrative
   expenses.................................                                      (b)          34,080
         ...................................        2,531,770           1,232,316 (d)          12,995        3,811,161
                                               --------------      --------------      --------------   --------------

Income from operations......................          757,692             287,850             (47,075)         998,467
                                               --------------      --------------      --------------   --------------

Other income (expense)
   Interest expense.........................         (130,605)            (29,421)                  -         (160,026)
   Interest income..........................            7,277                   -                   -            7,277
   Forgiveness of debt......................          100,000                   -                   -          100,000
   Gain on sale of fixed asset..............            4,912              12,000                   -           16,912
   Rental income............................           25,160                   -                   -           25,160
   Gain on sale of minority interest........           25,229                   -                   -           25,229
                                               --------------      --------------      --------------   --------------
     Total other income (expense)...........           31,973             (17,421)                  -           14,552
                                               --------------      --------------      --------------   --------------
Income before provision for income
   taxes and minority interest..............          789,665             270,429             (47,075)       1,013,019

Provision for income taxes..................          345,256              36,646                   -          381,902
                                               --------------      --------------      --------------   --------------
Income before minority interest.............          444,409             233,783             (47,075)         631,117

Minority interest...........................          (80,253)                  - (e)          80,253                -
                                               --------------      --------------      --------------   --------------

Net income..................................   $      364,156      $      233,783      $       33,178    $     631,117
                                               --------------      --------------      --------------   --------------
                                               --------------      --------------      --------------   --------------

Basic income per share......................   $         0.14                                           $         0.24
                                               --------------                                           --------------
                                               --------------                                           --------------

Diluted income per share....................   $         0.14                                           $         0.24
                                               --------------                                           --------------
                                               --------------                                           --------------

Weighted-average shares
   outstanding..............................        2,615,000                                                2,615,000
                                               --------------                                           --------------
                                               --------------                                           --------------

                  The accompanying notes are an integral part of
                     these consolidated financial statements.

                   U.S. LABORATORIES INC. AND SUBSIDIARIES/
                       WYMAN TESTING LABORATORIES, INC.
                    NOTE TO PRO FORMA FINANCIAL STATEMENTS
                              DECEMBER 31, 1997

NOTE 1 - BASIS OF PRESENTATION

         The accompanying pro forma balance sheet presents the accounts of U.S. Laboratories Inc. and subsidiaries ("US Labs") and Wyman Testing Laboratories, Inc. ("Wyman") as if the acquisition of the assets of Wyman by US Labs occurred on December 31, 1997, and the pro forma statement of operations presents the accounts of US Labs and Wyman as if the acquisition took place on January 1, 1997.

         a) To record purchase price allocation adjustment and corresponding note payable in consideration of the assets acquired. In connection with the purchase, the Company recorded $511,200 in excess of cost over fair value of net assets acquired and issued 60,000 shares of US Labs common stock.

         b) To record amortization of excess of cost over fair value of net assets acquired, which is being amortized on a straight-line basis over fifteen years.

         In addition, the accompanying pro forma balance sheet presents the purchase of the minority interest by of US Labs as if the purchase of minority interest occurred on December 31, 1997, and the pro forma statement of operations as if the purchase of the minority interest took place on January 1, 1997.

         c) To record purchase of all of the shares held by minority stockholders in the subsidiaries of US Labs for $533,052. In connection with the purchase of the minority interest, the Company issued an aggregate of 522,600 shares of common stock in exchange for the purchase price and recorded $194,924 in excess of cost over fair value of net assets acquired.

         d) To record amortization of excess of cost over fair value of net assets acquired, which is being amortized on a straight-line basis over fifteen years.

         e)       To eliminate minority interest expense.

                  The accompanying notes are an integral part of
                      these consolidated financial statements.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR AN OFFER TO OR A SOLICITATION OF ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary...................................................................     3
The Company...............................................................     6
Risk Factors..............................................................     7
Use of Proceeds...........................................................    14
Dividend Policy...........................................................    14
Capitalization............................................................    15
Dilution..................................................................    16
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................    17
Business..................................................................    22
Management................................................................    35
Principal Stockholders....................................................    39
Related Transactions......................................................    40
Underwriting..............................................................    41
Description of Securities.................................................    42
Shares Eligible for Future Sale...........................................    44
Experts...................................................................    45
Legal Matters.............................................................    45
Additional Information....................................................    45
Index to Financial Statements.............................................   F-1

                            ------------------------

    UNTIL OCTOBER   , 1998, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                1,200,000 UNITS

                             U.S. LABORATORIES INC.
                             JANDA & GARRINGTON LLC

                               ------------------

                                     [LOGO]

                               ------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "Delaware Act") provides that subject to such standards and restrictions, if any, as are set forth in its Certificate of Incorporation, a Delaware corporation has the power to indemnify any person who is a party to a civil, criminal, administration or investigative proceeding by reason of the fact that the person was a director, officer, employee or agent of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         The Company's Amended and Restated Certificate of Incorporation also provides that the Company will indemnify the Company's directors, officers, employees and agents to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

         The Company's Amended and Restated Certificate of Incorporation also provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends or unlawful stock purchase or redemption) or
(iv) for any transaction from which the director derived any improper personal benefit.

ITEM 25. OTHER EXPENSES OF INSURANCE AND DISTRIBUTION

           Securities and Exchange Commission filing fee.................     $  4,684
           Blue sky fees and expenses....................................       12,000
           Printing and engraving expenses...............................       35,000
           Accountants' fees and expenses................................      110,000
           NASDAQ Listing Application Fee................................       13,815
           Legal fees and expenses.......................................      125,000
           Transfer Agent Fees...........................................        1,000
           Miscellaneous fees and expenses...............................           --
                                                                              --------
                         Total...........................................     $301,499
                                                                              --------
                                                                              --------

         The Company will pay all of the fees, costs and expenses set forth above. Other than the SEC filing fee, all fees and expenses are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         On January 1, 1998, in reliance on an exemption under Section 4(2) of the Securities Act of 1993 (the "Act"), the Company issued a total of 522,600 shares of the Company's common stock (the "Common Stock") to five executive officers of the Company or its subsidiaries in exchange solely for common stock of the Company's subsidiaries. No cash compensation was paid for the shares and no commissions were paid to any person in connection with the transaction. Specifically, the Company issued (a) 375,000 shares of Common Stock to Gary H. Elzweig, Executive Vice President of the Company, in exchange for 100 shares of the common stock of Professional Engineering & Inspection Company, Inc.; (b) 66,000 shares of Common Stock to Martin B. Lowenthal, Executive Vice President of the Company in exchange for 18.5 shares of the common stock of U.S. Engineering Laboratories, Inc.; (c) 40,000 shares of Common Stock to Mark Baron, Executive Vice President of the Company, in exchange for 1.67 shares of the common stock of San Diego Testing Engineers, Inc.; and (d) 28,600 shares of Common Stock to Thomas H. Chapman, Vice President of San Diego Testing Engineers, Inc., in exchange for 5.67 shares of the common stock of San Diego Testing Engineers, Inc.

         On January 1, 1998, in reliance on an exemption under Section 4(2) of the Act, the Company also issued 13,000 shares of Common Stock to Christopher O'Malley, Vice President of U.S. Engineering Laboratories, Inc., under the terms of a Restricted Stock Agreement containing restrictions on the disposition of the Common Stock and representations of Mr. O'Malley that are similar to those described above in the Share Exchange Agreements. The issues issued to Mr. O'Malley also bear a restrictive legend similar to that described above.

         On April 1, 1998, in reliance on an exemption under Section 4(2) of the Act, the Company issued 60,000 shares of Common Stock to Donald C. Alford, Executive Vice President of the Company, in exchange for 25 shares of the common stock of Wyman Testing Laboratories, Inc.

         Each of the above exchanges was completed under the terms of a Share Exchange Agreement that, during the period beginning on the date of issuance and ending on the effective date of the Offering, prohibited the transfer of the Common Stock without the Company's prior written consent and granted the Company an option to purchase the restricted Common Stock for the fair market value of such shares as determined by the Company's independent public accountants. Each Share Exchange Agreement also contained representations from the executive officer that the officer was not acquiring the Common Stock with a view toward any distribution or resale of such shares to any person except in accordance with the provisions of the Act and applicable state securities laws (collectively. the "Securities Laws"). The shares of Common Stock issued to the executive officers bear a legend setting forth that the shares have not been registered under the Securities Laws and may not be sold, transferred or otherwise disposed of except under registration, exemption from registration, or operation of law.

ITEM 27. EXHIBITS

EXHIBIT
NUMBER                             EXHIBIT DESCRIPTION
-------                            -------------------
*1.1         Form of Underwriting Agreement
*1.2         Form of Agreement Among Underwriters
*1.2         Form of Standard Dealers Agreement
3.1          Amended and Restated Certificate of Incorporation of the
             Registrant
3.2          Amended and Restated by-laws of the Registrant
*4.1         Form of Warrant
*4.2         Form of Warrant Agreement
4.3          Form of Underwriter's Warrant
4.4          Form of Warrant Agency Agreement
*5.1         Opinion of Foley & Lardner regarding legality
*10.1        Business Loan Agreement between North County Bank and the
             Company
*10.2        Master note: Reference Rate Related between Bank of
             America and the Company
*10.3        Lease for San Diego, California facility
21           List of Subsidiaries
*23.1        Consent of Foley & Lardner (included in Exhibit 5.1)
23.2         Consents of Singer Lewak Greenbaum & Goldstein, LLP.
24.1         Power of Attorney relating to subsequent amendments
             (included on the signature page of this Registration
             Statement)
27           Financial Data Schedule


*To be filed by amendment.

ITEM 28. UNDERTAKINGS

         The undersigned small business issuer hereby undertakes as follows:

                  (a) The small business issuer will:

                           (1) file, during any period in which offers or
sales of securities are being made, a post-effective amendment to this Registration Statement to:

                                    (i) Include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) Reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.); and

                                    (iii) Include any additional or changed
material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) The small business issuer will provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         (c) The Company's Amended and Restated Certificate of Incorporation also provides that the small business issuer will indemnify its directors, officers, employees and agents to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer under the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against pubic policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of each issue.

         (d)  The small business issuer will:

                  (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                  (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 20th day of October, 1998.

                                  U.S. LABORATORIES INC.

                                  By:
                                     ---------------------------

                                     Dickerson Wright, Chief Executive Officer,
                                     President, and Chairman of the Board

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Dickerson Wright and James Wait, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any Registration Statement filed under Rule 462(b) of the Securities Act prepared in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                    Title                                                      Date
----------                                   -----                                                      -----
/S/ DICKERSON WRIGHT                      Chief Executive Officer, President, and                 October 20, 1998
----------------------------------        Chairman of the Board
Dickerson Wright

/S/ GARY ELZWEIG                          Executive Vice President and Director                   October 20, 1998
----------------------------------
Gary Elzweig

/S/ DONALD C. ALFORD                          Executive Vice President and Director               October 20, 1998
----------------------------------
Donald C. Alford

/S/ MARK BARON                                Executive Vice President and Director               October 20, 1998
----------------------------------
Mark Baron

/S/ MARTIN B. LOWENTHAL                       Executive Vice President and Director               October 20, 1998
----------------------------------
Martin B. Lowenthal

/S/ JAMES D. WAIT                             Chief Financial Officer, Secretary, and Director    October 20, 1998
----------------------------------            (Chief Financial and Accounting Officer)
James D. Wait

/S/ THOMAS H. CHAPMAN                         Director                                            October 20, 1998
----------------------------------
Thomas H. Chapman

                                     S-1

Signature                                    Title                                                      Date
----------                                   -----                                                      -----
/S/ JAMES L. MCCUMBER                         Director                                            October 20, 1998
----------------------------------
James L. McCumber

/S/ ROBERT E. PETERSEN                        Director                                            October 20, 1998
----------------------------------
Robert E. Petersen

/S/ NOEL SCHWARTZ                             Director                                            October 20, 1998
----------------------------------
Noel Schwartz

/S/ IRVING FUCHS                              Director                                            October 20, 1998
----------------------------------
Irving Fuchs


                                     S-2